                                                                     EXHIBIT 4.3

================================================================================

                      NAVISTAR INTERNATIONAL CORPORATION,


                                   as Issuer

                                      and


                        HARRIS TRUST AND SAVINGS BANK,



                                  as Trustee


                             _____________________

                                   INDENTURE

                         Dated as of February 4, 1998


                             ____________________

                                 $250,000,000

                     8% Senior Subordinated Notes due 2008


================================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------

 TIA                                                                Indenture
Section                                                             Section
-------                                                             ---------
 (S)310(a)(1)..........................................                   7.10
    (a)(2).............................................                   7.10
    (a)(3).............................................                   N.A.
    (a)(4).............................................                   N.A.
    (a)(5).............................................                   N.A.
    (b)................................................        7.8; 7.10; 10.2
    (c)................................................                   N.A.
 (S)311(a).............................................                   7.11
    (b)................................................                   7.11
    (c)................................................                   N.A.
 (S)312(a).............................................                    2.5
    (b)................................................                   10.3
    (c)................................................                   10.3
 (S)313(a).............................................                    7.6
    (b)(1).............................................                    7.6
    (b)(2).............................................                    7.6
    (c)................................................              7.6; 10.2
    (d)................................................                    7.6
 (S)314(a).............................................         4.6; 4.7; 10.2
    (b)................................................                   N.A.
    (c)................................................                   10.4
    (d)................................................                   N.A.
    (e)................................................                   10.5
    (f)................................................                   N.A.
 (S)315(a).............................................                  7.1(b)
    (b)................................................              7.5; 10.2
    (c)................................................                  7.1(a)
    (d)................................................                  7.1(c)
    (e)................................................                   6.11
 (S)316(a).............................................                    9.3
    (a)(1)(A)..........................................                    6.5
    (a)(1)(B)..........................................                    6.4
    (a)(2).............................................                   N.A.
    (b)................................................          6.6, 6.7, 9.4
    (c)................................................                    9.4
 (S)317(a)(1)..........................................                    6.8
    (a)(2).............................................                    6.9
    (b)................................................                    2.4
 (S)318(a).............................................                   10.1
    (c)................................................                   10.1

_______________
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                   ARTICLE I


                  DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1   Definitions..................................................   1
SECTION 1.2   Incorporation by Reference of Trust Indenture Act............  27
SECTION 1.3   Rules of Construction........................................  27

                                  ARTICLE II


                                THE SECURITIES

SECTION 2.1   Form and Dating..............................................  28
SECTION 2.2   Execution and Authentication.................................  30
SECTION 2.3   Registrar and Paying Agent...................................  30
SECTION 2.4   Paying Agent To Hold Money in Trust..........................  31
SECTION 2.5   Securityholder Lists.........................................  31
SECTION 2.6   Transfer and Exchange........................................  32
SECTION 2.7   Replacement Securities.......................................  42
SECTION 2.8   Temporary Securities.........................................  42
SECTION 2.9   Cancellation.................................................  43
SECTION 2.10  Defaulted Interest...........................................  43
SECTION 2.11  CUSIP or CINS Number.........................................  44
SECTION 2.12  Payments of Interest.........................................  44

                                  ARTICLE III


                                  REDEMPTION

SECTION 3.1   Notices to Trustee...........................................  45
SECTION 3.2   Selection of Securities To Be Redeemed.......................  46
SECTION 3.3   Notice of Redemption.........................................  46
SECTION 3.4   Effect of Notice of Redemption...............................  47
SECTION 3.5   Deposit of Redemption Price..................................  47
SECTION 3.6   Securities Redeemed In Part..................................  47

                                                                            Page
                                                                            ----

                                  ARTICLE IV


                                   COVENANTS
SECTION 4.1   Payment of Securities........................................  48
SECTION 4.2   Maintenance of Office or Agency..............................  48
SECTION 4.3   Corporate Existence..........................................  49
SECTION 4.4   Payment of Taxes and Other Claims............................  49
SECTION 4.5   Maintenance of Properties; Insurance; Books and Records;
                Compliance with Law........................................  49
SECTION 4.6   Compliance Certificates......................................  50
SECTION 4.7   Reports......................................................  51
SECTION 4.8   [Reserved]...................................................  51
SECTION 4.9   Limitation on Incurrence of Indebtedness.....................  51
SECTION 4.10  Waiver of Stay, Extension or Usury Laws......................  54
SECTION 4.11  Change of Control............................................  55
SECTION 4.12  Limitation on Transactions with Affiliates...................  56
SECTION 4.13  Limitation on Liens..........................................  58
SECTION 4.14  Limitation on Payment Restrictions Affecting Restricted
                Subsidiaries...............................................  58
SECTION 4.15  Limitation on Guarantees by Restricted Subsidiaries..........  59
SECTION 4.16  Limitation on Senior Subordinated Indebtedness...............  60
SECTION 4.17  Limitation on Preferred Stock of Restricted Subsidiaries.....  61
SECTION 4.18  Limitation on Restricted Payments............................  61
SECTION 4.19  Limitation on Certain Asset Dispositions.....................  64
SECTION 4.20  Limitation on Sale/Leaseback Transactions....................  65

                                   ARTICLE V


                             SUCCESSOR CORPORATION

SECTION 5.1   Merger, Consolidation, Etc...................................  66
SECTION 5.2   Successor Entity Substituted.................................  68

                                  ARTICLE VI


                             DEFAULT AND REMEDIES

SECTION 6.1   Events of Default............................................  68
SECTION 6.2   Acceleration.................................................  70
SECTION 6.3   Other Remedies...............................................  70

                                                                            Page
                                                                            ----
SECTION 6.4   Waiver of Past Default.......................................  71
SECTION 6.5   Control by Majority..........................................  71
SECTION 6.6   Limitation on Suits..........................................  71
SECTION 6.7   Rights of Holders To Receive Payment.........................  72
SECTION 6.8   Collection Suit by Trustee...................................  72
SECTION 6.9   Trustee May File Proofs of Claim.............................  72
SECTION 6.10  Priorities...................................................  73
SECTION 6.11  Undertaking for Costs........................................  73
SECTION 6.12  Rights and Remedies Cumulative...............................  74
SECTION 6.13  Delay or Omission Not Waiver.................................  74
SECTION 6.14  Restoration of Rights and Remedies...........................  74

                                  ARTICLE VII


                                    TRUSTEE

SECTION 7.1   Duties of Trustee............................................  74
SECTION 7.2   Rights of Trustee............................................  76
SECTION 7.3   Individual Rights of Trustee.................................  77
SECTION 7.4   Trustee's Disclaimer.........................................  77
SECTION 7.5   Notice of Defaults...........................................  77
SECTION 7.6   Reports by Trustee to Holders................................  78
SECTION 7.7   Compensation and Indemnity...................................  78
SECTION 7.8   Replacement of Trustee.......................................  79
SECTION 7.9   Successor Trustee by Merger, Etc.............................  80
SECTION 7.10  Eligibility; Disqualification................................  80
SECTION 7.11  Preferential Collection of Claims Against Company............  81

                                 ARTICLE VIII


                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1   Termination of the Company's Obligations.....................  81
SECTION 8.2   Legal Defeasance and Covenant Defeasance.....................  82
SECTION 8.3   Application of Trust Money...................................  86
SECTION 8.4   Repayment to Company or Subsidiary Guarantors................  87
SECTION 8.5   Reinstatement................................................  87

                                  ARTICLE IX


                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1   Without Consent of Holders...................................  88

                                                                            Page
                                                                            ----
SECTION 9.2   With Consent of Holders......................................  88
SECTION 9.3   Compliance with Trust Indenture Act..........................  90
SECTION 9.4   Revocation and Effect of Consents............................  90
SECTION 9.5   Notation on or Exchange of Securities........................  91
SECTION 9.6   Trustee To Sign Amendments, Etc..............................  91

                                   ARTICLE X


                                 MISCELLANEOUS

SECTION 10.1  Trust Indenture Act Controls.................................  91
SECTION 10.2  Notices......................................................  92
SECTION 10.3  Communications by Holders with Other Holders.................  93
SECTION 10.4  Certificate and Opinion of Counsel as to Conditions Precedent. 93
SECTION 10.5  Statements Required in Certificate and Opinion of Counsel....  93
SECTION 10.6  Rules by Trustee, Paying Agent, Registrar....................  94
SECTION 10.7  Legal Holidays...............................................  94
SECTION 10.8  GOVERNING LAW................................................  94
SECTION 10.9  No Recourse Against Others...................................  94
SECTION 10.10 Successors...................................................  95
SECTION 10.11 Counterparts.................................................  95
SECTION 10.12 Severability.................................................  95
SECTION 10.13 Table of Contents, Headings, Etc.............................  95
SECTION 10.14 No Adverse Interpretation of Other Agreements................  95
SECTION 10.15 Benefits of Indenture........................................  95
SECTION 10.16 Independence of Covenants....................................  96

                                  ARTICLE XI


                          SUBORDINATION OF SECURITIES

SECTION 11.1  Agreement to Subordinate.....................................  96
SECTION 11.2  Subrogation..................................................  99
SECTION 11.3  Relative Rights.............................................. 100
SECTION 11.4  Trustee To Effectuate Subordination.......................... 100
SECTION 11.5  Trustee Not Fiduciary for Holders of Senior Indebtedness of
                the Company................................................ 101
SECTION 11.6  Notice by Company............................................ 101
SECTION 11.7  Rights of Trustee............................................ 101
SECTION 11.8  Company May Not Impair Subordination......................... 101

                                                                            Page
                                                                            ----
SECTION 11.9  Rights of Paying Agent....................................... 101

SIGNATURES................................................................. S-1

EXHIBIT A - Form of Security
EXHIBIT B - Terms of Subsidiary Guarantee
EXHIBIT C - Form of Subsidiary Guarantee
EXHIBIT D - Form of Certificate of Transfer
EXHIBIT E - Form of Certificate of Exchange

          INDENTURE dated as of February 4, 1998, between NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation, as Issuer (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Trustee (the "Trustee").

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the 8% Senior Subordinated Notes due February 1, 2008 of the Company (the "Securities") to be issued as provided for in this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid, binding agreement of the Company, in accordance with their respective terms, have been done.

          The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

                                   ARTICLE I


                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1  Definitions.

          "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person and its Restricted Subsidiaries existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person and not incurred by the specified Person in connection with or in anticipation of (a) such other Person and its Restricted Subsidiaries being merged with or into or becoming a Restricted Subsidiary of such specified Person or (b) such acquisition by the specified Person.

          "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement.

          "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Agent" means any Registrar, Paying Agent or co-registrar.  See
Section 2.3.

          "Applicable Procedures" means with respect to any transfer or exchange of interests in a Global Security, the rules and procedures of DTC, Euroclear or Cedel that apply to such transfer or exchange.

          "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any of its Restricted Subsidiaries; provided that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Restricted Subsidiary of the Company, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $5.0 million, (d) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor and other similar intellectual property, (e) the granting of any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.13, (f) any sale, transfer or other disposition constituting a Permitted Investment or Restricted Payment permitted by Section 4.18, (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in the Company's or any of its Subsidiaries' business, (h) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article V, (i) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Subsidiary for the fair market value thereof, including cash in an amount at least equal to 90% of the fair market value thereof as determined in accordance with GAAP, and (j) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction.

          "Asset Sale Offer Trigger Date" has the meaning set forth in Section 4.19.

          An "Associate" of, or a Person "associated" with, any Person means (i) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (ii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Notes with respect to the Senior Note Indenture and at the interest rate borne by the Senior Subordinated Notes with respect to the Senior Subordinated Note Indenture, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief, reorganization, adjustment or recomposition of debtors.

          "Board of Directors" means with respect to any Person, the Board of Directors of such Person or any committee of such Board of Directors authorized to act for it hereunder.

          "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in either New York City, New York or Chicago, Illinois are required or authorized by law or other governmental action to be closed.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, including each class of Common or Preferred Stock of such Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease Obligation" means obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

          "Cedel" means Cedel Bank, societe anonyme.

          "Change of Control" means the occurrence of one or more of the following events: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than employee or retiree benefit plans or trusts sponsored or established by the Company or Transportation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding Voting Stock; (ii) the following individuals cease for any reason to constitute more than two-thirds of the number of directors then serving on the Board of Directors of the Company: individuals who, on the Issue Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved (A) by the vote of at least a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or (B) with respect to directors whose appointment of election to the Board of Directors was made by the holders of the Company's nonconvertible junior preference stock, series A and nonconvertible junior preference stock, series B, by the holders of such preference stock; (iii) the shareholders of the Company shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of this Indenture); or (iv) the Company consolidates with or merges with or into another Person, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; (v) the Company or any Restricted Subsidiary of the Company, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and the Restricted Subsidiaries of the Company (determined on a consolidated basis) to any Person (other than a Permitted Joint Venture in a transaction entered into in compliance with Section 4.18); provided that neither (x) the merger of a Restricted Subsidiary of the Company into the Company or into any Restricted Subsidiary of the Company nor
(y) a series of transactions involving the sale of Receivables or interests therein in the ordinary course of business by a Securitization Subsidiary in connection with a Qualified Securitization Transaction, shall be deemed to be a Change of Control.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          "Change of Control Date" has the meaning provided in Section 4.11.

          "Change of Control Offer" has the meaning provided in Section 4.11.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

          "Consolidated Cash Flow Available For Fixed Charges" of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period, minus (1) any non-cash items increasing Consolidated Net Income for such period and (2) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available For Fixed Charges in any prior period.

          "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) Consolidated Fixed Charges for such period; provided, however, that all incurrences and repayments of Indebtedness (including the incurrence giving rise to such calculation and any repayments in connection therewith) and all dispositions (including discontinued operations) or acquisition of assets (other than in the ordinary course of business) made during or after such period and on or prior to the date of determination shall be given pro forma effect as if they occurred on the first day of such four-quarter period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Interest Expense; and (ii) the product of (x) the amount of all dividend requirements (whether or not declared) on Preferred Stock of such Person, whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such Person (as reflected in the audited consolidated financial statements of such Person for the most recently completed fiscal year). In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of determination; (2) if interest on any Indebtedness actually incurred on the date of determination may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the relevant four-quarter period reference; and (3) notwithstanding the foregoing, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest swap agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, including (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period; (c) net cash costs under all Interest Rate Protection Agreements (including amortization of fees);
(d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

          "Consolidated Net Income" means, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP; provided that the net income of any other Person (other than a Restricted Subsidiary) shall be included only to the extent of the amount that has been actually received by the referent Person or a Subsidiary of the referent Person in the form of cash dividends or other cash distributions (other than payments in respect of debt obligations); and provided, further, that there shall be excluded (i) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it became a Restricted Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any Restricted Subsidiary of the referent Person; (ii) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; (iii) any gain or loss, together with any related provisions for taxes, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale-leaseback transactions) of any property or assets which are not sold or otherwise disposed of in the ordinary course of business (provided that sales of Receivables or interests therein pursuant to Qualified Securitization Transactions shall be deemed to be in the ordinary course of business) and upon the sale or other disposition of any Capital Stock of any Subsidiary of the referent Person; (iv) any extraordinary gain or extraordinary loss together with any related provision for taxes and any one time gains or losses (including, without limitation, those related to the adoption of new accounting standards) realized by the referent Person or any of its Restricted Subsidiaries during the period for which such determination is made; (v) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); (vi) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and (vii) the net income of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof).

          "Consolidated Stockholders' Equity" as of any date means with respect to any Person the amount, determined in accordance with GAAP, by which the assets of such Person and of its Restricted Subsidiaries on a consolidated basis exceed the sum of (a) the total liabilities of such Person and of its Restricted Subsidiaries on a consolidated basis, plus (b) any redeemable Preferred Stock of such Person.

          "Consolidated Subsidiary" of any Person means a Restricted Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated Subsidiary.

          "Consolidated Tax Expense" means, with respect to any Person for any period, the aggregate of the U.S. Federal, state and local tax expense attributable to taxes based on income and foreign income tax expenses of such Person and its Consolidated Subsidiaries for such period (net of any income tax benefit) determined in accordance with GAAP other than taxes (either positive or negative) attributable to extraordinary or unusual gains or losses or taxes attributable to sales or dispositions of assets.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

          "Custodian" has the meaning provided in Section 6.1(b).

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 2.10.

          "Designated Senior Indebtedness" means (i) so long as any Indebtedness under the Senior Notes is outstanding, the Senior Notes, (ii) so long as any Indebtedness under the Mexico Credit Agreement is outstanding, the guarantee of the Company under the Mexico Credit Agreement and (iii) so long as outstanding, any other Senior Indebtedness which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as Designated Senior Indebtedness by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.

          "Disqualified Capital Stock" means any Capital Stock that, other than solely at the option of the issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, prior to the first anniversary of the Maturity Date or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to the first anniversary of the Maturity Date, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to the first anniversary of the Maturity Date.

          "DTC" means The Depository Trust Company or its successors.

          "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels Office) as operator of the Euroclear system.

          "Event of Default" has the meaning provided in Section 6.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

          "Exchange Securities" has the meaning given such term in the Registration Rights Agreement.

          "Exchange Senior Notes" means the securities issuable by the Company in exchange for the Senior Notes pursuant to the Senior Notes Registration Rights Agreement.

          "Fiscal Quarter" means any quarter in any Fiscal Year, the duration of such quarter being defined in accordance with GAAP.

          "Fiscal Year" means a fiscal year of the Company and its Subsidiaries. On the date of this Indenture the fiscal year of the Company and its Subsidiaries ends October 31 of each year.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Security" means the global security, without coupons, representing all or a portion of the Securities deposited with DTC substantially in the form of Exhibit A attached hereto.

          "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or serv-ices, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

          "Guarantor Senior Indebtedness" means any guarantee incurred by a Subsidiary Guarantor of Senior Indebtedness (including, without limitation, the Senior Notes) of the Company incurred in accordance with this Indenture, whether such Indebtedness is outstanding on the Issue Date or thereafter; provided that Guarantor Senior Indebtedness expressly shall not include: (i) any Indebtedness of such Subsidiary Guarantor whether outstanding on the Issue Date or thereafter incurred that is, pursuant to its terms or the terms of any agreement relating thereto, subordinated or junior to any other Indebtedness of such Subsidiary Guarantor, (ii) any Indebtedness of such Subsidiary Guarantor whether outstanding on the Issue Date or thereafter incurred that is, by its terms or the terms of any agreement relating thereto, pari passu with or subordinated or junior to such Subsidiary Guarantor's Subsidiary Guarantee; (iii) the Subsidiary Guarantee of such Subsidiary Guarantor; (iv) any Indebtedness or any other obligation of such Subsidiary Guarantor to any of such Subsidiary Guarantor's Subsidiaries or to any of such Subsidiary Guarantor's Affiliates, or to any joint venture in which such Subsidiary Guarantor has an interest; (v) to the extent such may be deemed Indebtedness of such Subsidiary Guarantor, any liability for Federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor or by any of its Restricted Subsidiaries (including pursuant to the Tax Allocation Agreement); (vi) to the extent such may be deemed Indebtedness of such Subsidiary Guarantor, obligations of such Subsidiary Guarantor incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables or other current liabilities of such Subsidiary Guarantor on the books of such Subsidiary Guarantor (other than the current portion of any long-term Indebtedness of such Subsidiary Guarantor that but for this clause (vi) would constitute Guarantor Senior Indebtedness of such Subsidiary Guarantor); (vii) to the extent such may be deemed Indebtedness of such Subsidiary Guarantor, any amount owed by such Subsidiary Guarantor to employees for services rendered to such Subsidiary Guarantor or to any of its Restricted Subsidiaries; and (viii) that portion of any Indebtedness which at the time of incurrence was incurred in violation of this Indenture.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness; provided, further, that (A) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred or issued, as the case may be, by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall not be deemed to be an incurrence of Indebtedness unless and then only to the extent such amendment, modification or waiver increases the principal or premium thereof or interest rate thereon (including by way of original issue discount).

          "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, bond, debenture or similar instrument or letters of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property, but excluding trade accounts payable of such Person arising in the ordinary course of business; (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable of such Person arising in the ordinary course of business; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction entered into in the ordinary course of business; (iv) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than in connection with property subject to a Qualified Securitization Transaction) on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (v) all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, di-rectly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed continently to supply or advance funds; (vi) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any; (vii) all obligations under Currency Agreements and Interest Rate Protection Agreements and (viii) all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance without duplication at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

          "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

          "Initial Global Securities" means the Regulation S Global Security and the 144A Global Security, each of which contains a Securities Act Legend.

          "Initial Notes" means the Securities containing a Securities Act
Legend.

          "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(vii) and
(viii) or which would have accrued but for any such event.

          "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

          "Interest Rate," when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on the principal amount of such Security.

          "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Person or any Restricted Subsidiary against fluctuations in interest rates to or under which such Person or any Restricted Subsidiary of such Person is a party or a beneficiary on the Issue Date or becomes a party or a beneficiary thereafter.

          "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit (other than a guarantee) or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise other than in the ordinary course of business); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); (iii) assumption of the Indebtedness of any other Person; and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude (a) transactions between the Navistar Financial Corporation and Navistar International Transportation Corp. pursuant to the Master Intercompany Agreement and (b) extensions of loans, trade credit and advances to customers and suppliers to the extent made in the ordinary course of business.

          For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.18, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; provided, further, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Investment Grade" means (i) with respect to S&P any of the rating categories from and including AAA to and including BBB-and (ii) with respect to Moody's any of the rating categories from and including Aaa to and including Baa3.

          "Issue Date" means the date on which the Securities are originally issued under this Indenture.

          "Legal Holiday" means any day other than a Business Day.

          "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction but excluding any such filing or agreement which reflects ownership by a third party of (i) property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or (ii) accounts, general intangibles or chattel paper sold to the referent Person).

          "Master Intercompany Agreement" means the Master Intercompany Agreement dated as of April 26, 1993 and as amended on September 30, 1996, between Navistar Financial Corporation and Transportation as it may be amended, modified, supplemented or restated from time to time in accordance with the terms of this Indenture.

          "Material Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent Fiscal Year of the Company accounted for more than 5% of the consolidated revenues of the Company or (ii) as of the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company and its Consolidated Subsidiaries for such Fiscal Year prepared in conformity with GAAP.

          "Maturity Date" means February 1, 2008.

          "Mexico Credit Agreement" means the credit agreement dated November 26, 1997 among Navistar International Corporation Mexico, S.A. de C.V., the Company and the agents and lenders named therein as amended or supplemented.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of accountants, brokers, printers and other similar entities) and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (iii) of Section 4.19) and (v) all distributions and other payments, made to minority interest holders, if any, in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

          "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at its address appearing in the register for the Securities on the date of the Offer, offering to purchase up to the principal amount of Securities in such Offer at the purchase price specified in such Offer (as determined pursuant to the relevant Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of such Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender such Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (i) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

          (ii)   the Expiration Date and the Purchase Date;

          (iii) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (iv) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (v) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (vi) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (vii) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (viii) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (ix) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

          (x) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (xi) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (xii) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note or Notes so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "Officer" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company and otherwise complying with the requirements of Section 10.4 and Section 10.5 as they relate to the making of an Officers' Certificate.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include counsel to the Company complying with the requirements of Section 10.4 and Section 10.5 as they relate to the giving of an Opinion of Counsel.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Permitted Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase; (iv) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (v) any acquisition of the Capital Stock of any Person; provided that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary of the Company; (vi) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (vii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (viii) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by this Indenture (including, without limitation, any Currency Agreement and any Interest Rate Protection Agreement otherwise permitted by this Indenture); (ix) Investments received as consideration for an Asset Disposition in compliance with the provisions of Section 4.19; (x) Investments for which the sole consideration provided is Qualified Capital Stock of the Company; provided that the issuance of such Qualified Capital Stock is not included in the calculation set forth in clause (3) of the first paragraph of Section 4.18; (xi) loans and advances to employees made in the ordinary course of business in an aggregate amount not to exceed $10.0 million at any one time outstanding; (xii) Investments outstanding on the Issue Date; (xiii) Investments in the Company or a Wholly Owned Subsidiary; (xiv) Investments in securities of trade creditors, suppliers or customers received pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency of such trade creditor, supplier or customer; (xv) Investments in any Person after the Issue Date in an aggregate amount not in excess of $20.0 million at any one time outstanding; and (xvi) Investments in publicly traded equity or publicly traded Investment Grade debt obligations issued by a corporation (other than the Company or an affiliate of the Company) organized under the laws of any State of the United States of America and subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act in an aggregate amount not in excess of $50.0 million at any one time outstanding.

          "Permitted Joint Venture" means any Person which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in any business in which the Company is engaged, or a reasonably related business, and the Capital Stock of which is owned by the Company and one or more Persons other than the Company or any affiliate of the Company.

          "Permitted Junior Securities" means (i) Qualified Stock, (ii) securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of such securities to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (iii) any securities of the Company provided for a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture.

          "Permitted Liens" means (a) Liens for taxes, assessments and governmental charges (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles; (b) statutory mechanics', workmen's, materialmen's, operators' or similar Liens imposed by law and arising in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles; (c) minor imperfections of, or encumbrances on, title that do not impair the value of property for its intended use; (d) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (e) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
(f) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Restricted Subsidiaries; (g) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the Issue Date; provided that (I) such Lien is created solely for the purpose of securing Indebtedness that is incurred in accordance with this Indenture to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (II) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (III) any such Lien shall not extend to or cover any property or assets of the Company or of any Restricted Subsidiary of the Company other than such item of property or assets and any improvements on such item; (h) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or of any Restricted Subsidiary of the Company; (i) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation, provided that any transaction related thereto otherwise complies with this Indenture; (j) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (k) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (l) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with this Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (m) Liens in favor of the Trustee arising under this Indenture; (n) any lien existing on property, shares of stock or Indebtedness of a Person at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or consolidated into the Company or a Restricted Subsidiary of the Company or at the time of sale, lease or other disposition of the properties of any Person as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary of the Company; (o) Liens on property of any Subsidiary of the Company to secure Indebtedness for borrowed money owed to the Company or to another Restricted Subsidiary of the Company; (p) Liens in favor of the Company;
(q) Liens existing on the Issue Date; (r) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (s) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Rate Protection Agreement; (t) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; and (u) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice.

          "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person and
(ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

          "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

          "Preferred Stock" means, as applied to the Capital Stock of any Person, the Capital Stock of such Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

          "Private Exchange Securities" shall have the meaning set forth in the Registration Rights Agreement.

          "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

          "Qualified Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by any of the Restricted Subsidiaries of the Company in connection with or reasonably related to a transaction or series of transactions in which any of the Restricted Subsidiaries of the Company may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of any of the Restricted Subsidiaries of the Company, and any assets related thereto including, without limitation, all security or ownership interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Rating Agency" means each of (i) S&P and (ii) Moody's.

          "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of the Company of merchandise or services, and monies due thereunder, security or ownership interests in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

          "Registrar" has the meaning provided in Section 2.3.

          "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof among the Company, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Chase Securities Inc., BancAmerica Robertson Stephens and NationsBanc Montgomery Securities LLC.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S promulgated under the Securities Act (including any successor registration thereto) as it may be amended from time to time.

          "Restricted Physical Security" means a Physical Security containing a Securities Act Legend.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Rule 144" shall have the meaning set forth in the Registration Rights Agreement.

          "Rule 144A" shall have the meaning set forth in the Registration Rights Agreement.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means any series of the 8% Senior Subordinated Notes due 2008 issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture, including the Exchange Securities and Private Exchange Securities.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securitization Subsidiary" means a Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, continently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (b) with which neither the Company nor any Restricted Subsidiary of the Company (i) provides any credit support or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (i) and (ii) of this clause (b), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation.

          "Senior Indebtedness of the Company" means (a) the Senior Notes, including principal, premium, if any, and interest on the Senior Notes and all other amounts due on or in connection with the Senior Notes, and (b) any other Indebtedness (including principal, premium, if any, and interest on such Indebtedness) incurred by the Company in accordance with this Indenture, whether such Indebtedness is outstanding on the Issue Date or thereafter, provided that Senior Indebtedness of the Company expressly shall not include: (i) any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) that is, pursuant to its terms or the terms of any agreement relating thereto, subordinated or junior to any other Indebtedness of the Company; (ii) any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) that is, by its terms or the terms of any agreement relating thereto, pari passu with or subordinated or junior to the Securities;
(iii) the Securities; (iv) any Indebtedness or any other obligation of the Company to any of the Company's Restricted Subsidiaries or to any of the Company's Affiliates, or to any joint venture in which the Company has an interest; (v) to the extent such may be deemed Indebtedness of the Company, any liability for Federal, state, local, foreign or other taxes owed or owing by the Company or by any of its Restricted Subsidiaries (including pursuant to the Tax Allocation Agreement); (vi) to the extent such may be deemed Indebtedness of the Company, obligations of the Company incurred in connection with the purchase of goods, assets, materials or services in the ordinary course of business or representing amounts recorded as accounts payable, trade payables, or other current liabilities of the Company on the books of the Company (other than the current portion of any long-term Indebtedness of the Company that but for this clause (vi) would constitute Senior Indebtedness of the Company); (vii) to the extent such may be deemed Indebtedness of the Company, any amount owed by the Company to employees for services rendered to the Company or to any of its Restricted Subsidiaries; and (viii) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

          "Senior Note Indenture" means the Senior Note Indenture, dated February 4, 1998, relating to the Senior Notes.

          "Senior Notes" means the 7% Senior Notes due 2003 issued, authenticated and delivered under the Senior Note Indenture, as amended or supplemented from time to time pursuant to its terms.

          "Senior Notes Registration Rights Agreement" means the Registration Rights Agreement dated February 4, 1998 with respect to the Senior Notes among the Company and the parties named therein.

          "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.10.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Stated Maturity" means, with respect to any security or Indebtedness of a Person, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

          "Subsidiary" of any Person means (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Restricted Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries of such Person or (b) any other Person (other than a trust formed in connection with a Qualified Securitization Transaction) in which such Person, a Restricted Subsidiary of such Person or such Person and one or more Restricted Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

          "Subsidiary Guarantee" means each Subsidiary Guarantee of the Securities issued pursuant to Section 4.15.

          "Subsidiary Guarantor" means each Restricted Subsidiary of the Company that becomes a guarantor of the Securities pursuant to Section 4.15.

          "Supply Agreement" means the Amended and Restated Parent's Side Agreement dated as of November 8, 1994 between the Company and Transportation.

          "Tax Allocation Agreement" means the Tax Allocation Agreement among the Company and its subsidiaries, effective as of October 1, 1981, as it has been and may be amended and/or supplemented from time to time.

          "Transportation" means Navistar International Transportation Corp., a Delaware corporation and a subsidiary of the Company.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means an officer or administrator of the Trustee assigned to the Corporate Trust Administration Department or similar department performing corporate trust work, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

          "Unrestricted Global Securities" means one or more Global Securities that do not and are not required to bear the Securities Act Legend.

          "Unrestricted Physical Securities" means one or more Physical Securities that do not and are not required to bear the Securities Act Legend.

          "Unrestricted Securities" means the Securities that do not and are not required to bear the Securities Act Legend.

          "Unrestricted Subsidiary" means (i) each of Navistar Financial Corporation, Arrendadora Financiera Navistar S.A. de C.V., Servicios Financieros Navistar S.A. de C.V., Servicios Financieros NFC, S.A. de C.V., Harbour Assurance Company of Bermuda Limited, Navistar Acceptance Corporation Limited, the DealCor Subsidiaries of Transportation that are treated on an equity basis by the Company on the Issue Date, and their respective Subsidiaries until such time as it is designated a Restricted Subsidiary pursuant to the second succeeding sentence, (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.18. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Indebtedness, the Company could incur $1.00 of additional Indebtedness under clause (i) of Section 4.9 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolu-tion giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

          "Wholly Owned Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person all of the outstanding shares of Capital Stock (other than directors' qualifying shares, if applicable) of which are owned directly by such Person or another Wholly Owned Subsidiary of such Person.

          SECTION 1.2  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          (a)  "Commission" means the SEC;

          (b)  "indenture securities" means the Securities;

          (c)  "indenture security holder" means a Securityholder;

          (d)  "indenture to be qualified" means this Indenture;

          (e) "indenture trustee" or "institutional trustee" means the Trustee; and

          (f) "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Securities Act or the Exchange Act and not otherwise defined herein have the meanings so assigned to them therein.

          SECTION 1.3  Rules of Construction.

          Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b)  "or" is not exclusive;

          (c) words in the singular include the plural, and words in the plural include the singular;

          (d)   provisions apply to successive events and transactions;

          (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

          (f) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.

                                  ARTICLE II

                                THE SECURITIES

          SECTION 2.1  Form and Dating.

          (a) Global Securities. Securities offered and sold to QIBs in reliance on Rule 144A shall be issued initially substantially in the form of Exhibit A hereto in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Any such Security shall be referred to herein as the "144A Global Security." Securities offered and sold in reliance on Regulation S shall be issued initially substantially in the form of Exhibit A hereto in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Any such Security shall be referred to herein as the "Regulation S Global Security." Unrestricted Global Securities shall be issued initially in accordance with Sections 2.6(b)(iv), 2.6(c)(ii) and 2.6(e) in the name of Cede & Co. as nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

          Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any change in the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with reasonable instructions given by the Holder thereof as required by Section 2.6 hereof and shall be conclusively reflected on the books and records of the Trustee.

          Upon the issuance of the Global Security to DTC, DTC shall credit, on its internal book-entry registration and transfer system, its Participant's accounts with the respective interests owned by such Participants. Interests in the Global Securities shall be limited to Participants, including Euroclear and Cedel, and indirect Participants.

          The Participants shall not have any rights either under this Indenture or under any Global Security with respect to such Global Security held on their behalf by DTC, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest and Additional Interest, if any, on the Global Securities and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel, as in effect from time to time, shall be applicable to interests in the Regulation S Global Security that are held by the Participants through Euroclear or Cedel.

          (b) Physical Securities. Securities issued substantially in the form of Exhibit A hereto, in certificated form and in the names of the purchasers thereof (or their nominees), duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be referred to herein as the "Physical Securities." Except as provided in Section 2.6(a) owners of beneficial interests in the Global Securities will not be entitled to receive Physical Securities.

          (c) Securities. The provisions of the form of Securities contained in Exhibit A hereto are incorporated herein by reference. The Securities and the Trustee's Certificates of Authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage and provided to the Trustee in writing by the Company. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. If required, the Securities may bear the appropriate legend regarding original issue discount for federal income tax purposes. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture.

          SECTION 2.2  Execution and Authentication.

          Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Securities for issue on the Issue Date in the aggregate principal amount of $250,000,000, (ii) Private Exchange Securities from time to time only in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time only in exchange for a like principal amount of Initial Securities, in each case upon a written order signed by an Officer of the Company. The order shall be based upon a Board Resolution of the Company and shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The order shall also provide instructions concerning registration, legends, if any, pursuant to Section 2.6(f), amounts for each Holder and delivery. The aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000 except as provided in
Section 2.7. The Securities shall be issued only in registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.3  Registrar and Paying Agent.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Company may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of
Section 7.7.

          The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar.

          SECTION 2.4  Paying Agent To Hold Money in Trust.

          The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall each notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.5  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6  Transfer and Exchange.

          (a) Transfer and Exchange of Global Securities. Transfer of the Global Securities shall be by delivery. Global Securities may not be transferred as or exchanged for Physical Securities except (i) if DTC notifies the Company that it is unwilling or unable to continue to act as depositary with respect to the Global Securities or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 120 days, (ii) at any time if the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Physical Securities or (iii) if the owner of an interest in the Global Securities requests such Physical Securities, following an Event of Default under this Indenture, in a writing delivered through DTC to the Trustee.

          Upon the occurrence of any of the events specified in the previous paragraph, Physical Securities shall be issued in such names as DTC shall instruct the Trustee and the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Company shall execute and the Trustee shall authenticate and deliver to the Person designated in such instructions a Physical Security in the appropriate principal amount. The Trustee shall deliver such Physical Securities to the Persons in whose names such Securities are so registered. Physical Securities issued in exchange for an Initial Global Security pursuant to this Section 2.6 (a) shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained therein. Global Securities may also be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.8. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to Section 2.7 or 2.8, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a).

          (b) Transfer and Exchange of Interests in Global Securities. The transfer and exchange of interests in Global Securities shall be effected through DTC, in accordance with this Indenture and the procedures of DTC therefor. Interests in Initial Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain DTC's compliance with any such restrictions on transfer. Transfers of interests in Global Securities shall also require compliance with subparagraph
(i) below, as well as one or more of the other following subparagraphs as applicable:

             (i) All Transfers and Exchanges of Interests in Global Securities. In connection with all transfers and exchanges of interests in Global Securities (other than transfers of interests in a Global Security to Persons who take delivery thereof in the form of an interest in the same Global Security), the transferor of such interest must deliver to the Registrar (1) instructions given in accordance with the Applicable Procedures from a Participant or an indirect Participant directing DTC to credit or cause to be credited an interest in the specified Global Security in an amount equal to the interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (3) instructions given by the Holder of the Global Security to effect the transfer referred to in (1) and (2) above.

             (ii) Transfer of Interests in the Same Initial Global Security. Interests in any Initial Global Security may be transferred to Persons who take delivery thereof in the form of an interest in the same Initial Global Security in accordance with the transfer restrictions set forth in Section 2.6(f) hereof. It shall be the sole responsibility of the selling beneficial owner to deliver these transfer documents, if any are required, to the Company and the Trustee shall have no responsibility or duty to collect the transfer documentation set forth in Section 2.6(f).

             (iii) Transfer of Interests to Another Initial Global Security. Interests in any Initial Global Security may be transferred to Persons who take delivery thereof in the form of an interest in another Initial Global Security if the Registrar receives the following:

                   (A) if the transferee will take delivery in the form of an interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item 1 thereof; or

                   (B) if the transferee will take delivery in the form of an interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item 2 thereof.

             (iv) Transfer and Exchange of Interests in Initial Global Security for Interests in an Unrestricted Global Security. Interests in any Initial Global Security may be exchanged by the holder thereof for an interest in the Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of an interest in the Unrestricted Global Security if:

                   (A) such exchange or transfer is effected pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement and the Company delivers an Officers' Certificate to the Trustee stating that such Exchange Registration Statement has become effective and directing the Trustee to effect the exchange or transfer on the terms set forth therein;

                   (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and the Company delivers an Officers' Certificate to the Trustee stating that such Shelf Registration Statement has become effective and directing the Trustee to effect the exchange or transfer on the terms set forth therein; or

                   (C) the Registrar receives the following:

                       (1) if the holder of such an interest in an Initial
                   Global Security proposes to exchange it for an interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item 1(a) thereof;

                       (2) if the holder of such an interest in an Initial
                   Global Security proposes to transfer it to a Person who shall take delivery thereof in the form of an interest in an Unrestricted Global Security, a certificate in the form of Exhibit D hereto, including the certification in item 4 thereof; and

                       (3) in each such case set forth in this paragraph (C), an
                   Opinion of Counsel in form reasonably acceptable to the Company and the Trustee, to the effect that such exchange or transfer is in compliance with the Securities Act and, that the restrictions on transfer contained herein and in Section 2.6(f) hereof are not required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
     Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of interests in the Initial Global Security transferred pursuant to paragraph (B) above, provided the Company has made appropriate arrangements with DTC prior to delivery of such an authentication order to the Trustee.

             (v) Notation by the Trustee of Transfer of Interests Among Global Securities. Upon satisfaction of the requirements for transfer of interests in Global Secu rities pursuant to clauses (iii) or (iv) above, the Trustee shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Security from which the interests are being transferred, and increase or cause to be increased the aggregate principal amount of the Global Security to which the interests are being transferred, in each case, by the principal amount so transferred and shall direct DTC to make corresponding adjustments in its book-entry system. No transfer of interests of a Global Security shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of such interests only when, the Registrar has made appropriate adjustments to the applicable Global Security in accordance with this paragraph.

          (c) Transfer or Exchange of Physical Securities for Interests in a Global Security.

             (i) If any Holder of Physical Securities required to contain the Securities Act Legend proposes to exchange such Securities for an interest in a Global Security or to transfer such Physical Securities to a Person who takes delivery thereof in the form of an interest in a Global Security, then, upon receipt by the Registrar of the following documentation (all of which may initially be submitted by facsimile, provided arrangements satisfactory to the Trustee are made for delivery of the originals):

                   (A) if the Holder of such Physical Registered Securities
            proposes to exchange such Securities for an interest in an Initial Global Security, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item 2 thereof;

                   (B) if such Physical Securities are being transferred to a
            QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item 1 thereof; or

                   (C) if such Physical Securities are being transferred to a
            Non-U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item 2 thereof;

     the Trustee shall cancel the Physical Securities, increase or cause to be increased the aggregate principal amount of, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and direct DTC to make a corresponding increase in its book-entry system.

             (ii) A Holder of Physical Securities required to contain the Securities Act Legend may exchange such Securities for an interest in the Unrestricted Global Security or transfer such Restricted Physical Securities to a Person who takes delivery thereof in the form of an interest in the Unrestricted Global Security only:

                   (A) if such exchange or transfer is effected pursuant to the
             Exchange Registration Statement in accordance with the Registration Rights Agreement and the Company delivers an Officers' Certificate to the Trustee stating that such Exchange Registration Statement has become effective and directing the Trustee to effect the exchange or transfer on the terms set forth therein;

                   (B) any such transfer is effected pursuant to the Shelf
             Registration Statement in accordance with the Registration Rights Agreement and the Company delivers an Officers' Certificate to the Trustee stating that such Shelf Registration Statement has become effective and directing the Trustee to effect the exchange or transfer on the terms set forth therein;

                   (C) upon receipt by the Registrar of the following
             documentation (all of which may be submitted by facsimile):

                       (1) if the Holder of such Physical Securities proposes to
                   exchange such Securities for an interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item 1(b) thereof;

                       (2) the Holder of such Registered Securities proposes to
                   transfer such Securities to a Person who shall take delivery thereof in the form of an interest in the Unrestricted Global Security, a certificate in the form of Exhibit D hereto, including the certifications in item 4 thereof; and

                       (3) in each such case set forth in this paragraph (C), an
                   Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in Section 2.6(f) hereof are not required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to paragraph (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Physical Securities transferred pursuant to paragraph (B) above.

          (d)      Transfer and Exchange of Physical Securities.

             (i) Transfer of a Physical Security to Another Physical Security. Following the occurrence of one or more of the events specified in Section 2.6(a), a Physical Security may be transferred to Persons who take delivery thereof in the form of another Physical Security if the Registrar receives the following:

                   (A) if the transfer is being effected pursuant to and in
             accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item 3(a) thereof; or

                   (B) if the transfer is being effected pursuant to and in
             accordance with Regulation S, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item 3(b) thereof.

             (ii) Transfer and Exchange of Restricted Physical Security for Physical Security Which Does Not Bear the Securities Act Legend. Following the occurrence of one or more of the events specified in Section 2.6(a) and the receipt by the Trustee of an Officers' Certificate stating that such events have occurred, a Restricted Physical Security may be exchanged by the Holder thereof for a Physical Security or transferred to a Person who takes delivery thereof in the form of a Physical Security which does not bear the Securities Act Legend if:

                   (A) such exchange or transfer is effected pursuant to the
             Exchange Registration Statement in accordance with the Registration Rights Agreement and the receipt by the Trustee of an Officers' Certificate stating that such events have occurred;

                   (B) any such transfer is effected pursuant to the Shelf
             Registration Statement in accordance with the Registration Rights Agreement and the receipt by the Trustee of an Officers' Certificate stating that such events have occurred; or

                   (C) the Registrar receives a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item 1(c) thereof and an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and, that the restrictions on transfer contained herein and in Section 2.6(f) hereof are not required in order to maintain compliance with the Securities Act.

             (iii) Exchange of Physical Securities. When Physical Securities are presented by a Holder to the Registrar with a request to register the exchange of such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations, the Registrar shall make the exchange as requested only if the Physical Securities are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney duly authorized in writing and shall be issued only in the name of such Holder or its nominee and the transfer documentation required in Section 2.6(d)(ii). The Physical Securities issued in exchange for Physical Securities shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained herein in each case to the same extent as the Physical Securities so exchanged.

             (iv) Return of Physical Securities. In the event of a transfer pursuant to clauses (i) or (ii) above and the Holder thereof as delivered certificates representing an aggregate principal amount of Securities in excess of that to be transferred, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Physical Security or Securities of any authorized denomination requested by the Holder, in an aggregate principal amount equal to the portion of the Security not so transferred.

         (e) Exchange Offer. Upon the occurrence of the Exchange Offer (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Officers' Certificate stating that the Exchange Registration Statement has become effective and that the Exchange Offer has occurred and an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the interests in the Initial Global Securities and Restricted Physical Securities tendered for acceptance by persons participating therein. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Initial Global Securities to be reduced accordingly and direct DTC to make a corresponding reduction in its book-entry system. The Trustee shall cancel any Restricted Physical Certificates in accordance with Section 2.9 hereof.

         In the case that one or more of the events specified in Section 2.6(a) have occurred, upon the occurrence of such Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authent-icate Unrestricted Physical Securities in an aggregate principal amount equal to the principal amount of the Restricted Physical Securities tendered for acceptance by persons participating therein.

         (f)   Legends.

         Each Initial Global Security and each Restricted Physical Security shall bear the legend (the "Securities Act Legend") in substantially the
                            ---------------------
following form:

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EACH OF CASES
     (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         (g) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

         "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO A NOMINEE OF DTC, OR BY ANY SUCH NOMINEE OF DTC, OR BY DTC TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE."

         (h) Cancellation and/or Adjustment of Global Securities. At such time as all interests in the Global Securities have been exchanged for Physical Securities, all Global Securities shall be returned to or retained and canceled by the Trustee in accordance with Section 2.9 hereof. At any time prior to such cancellation, if any interest in a Global Security is exchanged for an interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and all such changes to such Global Security shall be reflected on the books and records of the Trustee, by the Trustee to reflect such reduction.

         (i)       General Provisions Relating to All Transfers and Exchanges.

             (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Physical Securities upon a written order signed by an Officer of the Company or at the Registrar's request.

             (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.8 and 4.11 hereof).

             (iii) All Global Securities and Physical Securities issued upon any registration of transfer or exchange of Global Securities or Physical Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Physical Securities surrendered upon such registration of transfer or exchange.

             (iv) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the day of selection,
     (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

             (v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

         Notwithstanding anything herein to the contrary, as to any certification or certificate delivered to the Registrar pursuant to this Section 2.6, the Registrar's duties shall be limited to confirming that any such certification or certificate delivered to it is in the form of Exhibit D or E attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of any representations made in any such certification or certificate.

          SECTION 2.7  Replacement Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having endorsed thereon and bearing a number not contemporaneously outstanding.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.8  Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and like tenor. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.9  Cancellation.

          All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed by the Trustee and upon the Company's written request, the Trustee shall deliver a certificate of destruction to the Company.

          SECTION 2.10  Defaulted Interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a date for the payment of such Defaulted Interest (herein called a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days prior to the date of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than five Business Days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid not later than the fifteenth day after such Special Record Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payments shall be deemed practicable by the Trustee.

          SECTION 2.11  CUSIP or CINS Number.

          The Company in issuing the Securities may use a "CUSIP" or "CINS" number, and if so, such CUSIP or CINS number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP or CINS number.

          SECTION 2.12  Payments of Interest.

          (a) The Holder of a Physical Security at the close of business on the Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest and Additional Interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Physical Security subsequent to the regular record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest or Additional Interest due on such Interest Payment Date, in which case such Defaulted Interest and Additional Interest, if any, shall be paid in accordance with Section 2.10; provided that, in the event of an exchange of a Physical Security for a beneficial interest in any Global Security subsequent to a regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.10, any payment of the interest and Additional Interest payable on such payment date with respect to any such Physical Security shall be made to the Person in whose name such Physical Security was registered on such record date. Payments of interest on the Global Securities will be made to the Holder of the Global Security on each Interest Payment Date; provided that, in the event of an exchange of all or a portion of a Global Security for Physical Security subsequent to the regular record date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.10 any payment of interest or Additional Interest payable on such Interest Payment Date or other payment date with respect to the Physical Security shall be made to the Holder of the Global Security.

          (b) The Trustee shall pay interest and Additional Interest, if any, to DTC, with respect to any Global Security held by DTC, on the applicable Interest Payment Date in accordance with instructions received from the Company at least five Business Days before the applicable Interest Payment Date. The Company shall deliver such instructions in the form of an Officers' Certificate setting forth Additional Interest in the aggregate and per $1,000 principal amount of Securities to be paid on such Interest Payment Date.

                                  ARTICLE III


                                  REDEMPTION

          SECTION 3.1  Notices to Trustee.

          If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. The Company shall give each notice to the Trustee provided for in this Section not less than 20 not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the provisions herein.

          SECTION 3.2  Selection of Securities To Be Redeemed.

          If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. In the event the Company is required to
make an offer to repurchase Securities pursuant to Sections      or      and the
amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining funds, which in no event will exceed $1,000.

          SECTION 3.3  Notice of Redemption.

          At least 20 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to the registered address appearing in the Security Register of each Holder of Securities to be redeemed. The notice shall identify the Securities (including CUSIP numbers, if any) to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.4  Effect of Notice of Redemption.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption.

          SECTION 3.5  Deposit of Redemption Price.

          Prior to 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.6  Securities Redeemed In Part.

          Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE IV


                                   COVENANTS

          SECTION 4.1  Payment of Securities.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

          An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Subsidiary of the Company or any Affiliate of any thereof) holds on such date by 12:00 noon, New York City time, immediately available funds designated for and sufficient to pay such installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest, in each case at the rate per annum specified in the
                                                   --- -----
Securities, to the extent lawful.

          SECTION 4.2  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the offices of the Trustee as set forth in Section 10.2 as an agency of the Company in accordance with Section 2.3.

          SECTION 4.3  Corporate Existence.

          Subject to Article V hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any of its Subsidiaries, if in the reasonable and good faith judgment of the Board of Directors of the Company (i) such preservation or existence is not desirable in the conduct of business of the Company or such Subsidiary and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary is not adverse in any material respect to the Holders or to the Company or the ability of the Company to satisfy its obligations hereunder.

          SECTION 4.4  Payment of Taxes and Other Claims.

          The Company shall and shall cause each of its Subsidiaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings promptly instituted and diligently conducted and for which disputed amounts adequate reserves (in the reasonable and good faith judgment of the Board of Directors of the Company) have been made.

          SECTION 4.5 Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

          (a) The Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinu-ance or disposal is (i) in the ordinary course of business, (ii) in the reasonable and good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) otherwise permitted by this Indenture.

          (b) The Company shall, and shall cause each of its Subsidiaries to maintain with financially sound and reputable insurers such insurance (including appropriate self insurance) as may be required by law and such other insurance, to such extent and against such hazards and liabilities consistent with practice on the Issue Date, as the Company in its reasonable and good faith judgment determines is required, taking into account its business and financial condition.

          (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles consistently applied to the Company and its Subsidiaries taken as a whole.

          (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

          SECTION 4.6  Compliance Certificates.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of its Fiscal Year, Officers' Certificates of the Company signed by the Officers specified under TIA (S)314(a)(4) stating (i) that a review of the activities of the Company during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Securities, and (ii) that, to the knowledge of such Officer, no Default or Event of Default has occurred (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). The first certificate to be delivered pursuant to this Section 4.6(a) shall be for the first Fiscal Year of the Company ending after the Issue Date.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall cause its independ-ent public accountants to deliver to the Trustee within 120 days after the end of each Fiscal Year a written statement by such accountants stating (A) that their audit examination has included a review of the relevant provisions of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

          (c) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly after any Officer becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in the Securities or this Indenture or (ii) any event of default under any other Indebtedness referred to in Section 6.1(a)(v), an Officers' Certificate specifying such Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.7  Reports.

          So long as any Security is outstanding, the Company will file with the Commission and, within 15 days after it files them with the Commission, file with the Trustees and mail or cause the Trustees to mail to the Holders at their addresses as set forth in the register of the Securities, copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a class of securities registered under the Exchange Act. In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of Securities.

          SECTION 4.8  [RESERVED].

          SECTION 4.9  Limitation on Incurrence of Indebtedness.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to incur, directly or indirectly, any Indebtedness, except:

          (i) Indebtedness of the Company, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such Indebtedness would be greater than 2.25 to 1.00;

          (ii)   Indebtedness outstanding on the Issue Date;

          (iii) Indebtedness incurred pursuant to the $125.0 million Credit Agreement dated as of November 26, 1997 among Navistar International Corporation Mexico, S.A. de C.V., the Company and the lenders listed therein, as such agreement, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase as is permitted under the terms of this Indenture), substituted, refinanced, restructured, replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements, or other modifications of the foregoing);

          (iv)   Indebtedness owed by the Company to any Wholly-Owned
     Subsidiary of the Company or Indebtedness owed by a Subsidiary of the Company to the Company or a Wholly-Owned Subsidiary of the Company; provided, that, upon either (I) the transfer or other disposition by such Wholly-Owned Subsidiary or the Company of any Indebtedness so permitted under this clause (iv) to a Person other than the Company or another Wholly-Owned Subsidiary of the Company or (II) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Wholly-Owned Subsidiary to a Person other than the Company or another such Wholly-Owned Subsidiary of the Company, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (v) Indebtedness of the Company or its Restricted Subsidiaries under any Interest Rate Protection Agreement or Currency Agreement to the extent entered into to hedge any other Indebtedness permitted under this Indenture;

          (vi) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with clause (i) above on the date such Indebtedness became Acquired Indebtedness;

          (vii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit is-sued in the ordinary course of business, including, without limitation, letters of credit in response to worker's compensation claims or self-insurance;

          (viii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company;

          (ix) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          (x) Indebtedness consisting of notes issued to employees, officers or directors in connection with the redemption or repurchase of Capital Stock held by such Persons in an aggregate amount not in excess of $10.0 million at any time outstanding;

          (xi) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course;

          (xii)  Guarantees by the Company or any of its Restricted
     Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under another provision of the covenant; provided, that such Guarantee is incurred at the same time as such other Indebtedness;

          (xiii) Indebtedness incurred to renew, extend, refinance or refund (collectively for purposes of this clause (xiii) to "refund") any Indebtedness incurred pursuant to clauses (i) or (ii) above; provided that
     (I) such Indebtedness does not exceed the principal amount (or accreted amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection therewith and (II)(A) in the case of any refunding of Indebtedness that is pari passuwith the Securities, such refunding Indebtedness is made pari passu with or subordinate in right of payment to such Securities and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Securities, such refunding Indebtedness is subordinate in right of payment to such Securities, on terms no less favorable to the Holders than those contained in the Indebtedness being refunded, (B) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or any of its Restricted Subsidiaries) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or any of its Restricted Subsidiaries) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in Section 4.11 and (C) Indebtedness of a Restricted Subsidiary may not be incurred to refund any Indebtedness of the Company;

          (xiv) Indebtedness of the Company under the Securities and the Senior Notes and the Exchange Notes;

          (xv)   the consummation of any Qualified Securitization Transaction;

          (xvi) Attributable Indebtedness relating to any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business consistent with past practices; and

          (xvii) Indebtedness of the Company or its Restricted Subsidiaries, not otherwise permitted to be incurred pursuant to clauses (i) through
     (xvi) above, which, together with any other outstanding Indebtedness incurred pursuant to this clause (xvii), has an aggregate principal amount not in excess of $100.0 million at any time outstanding.

          SECTION 4.10  Waiver of Stay, Extension or Usury Laws.

          The Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein or in the Securities, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.11  Change of Control.

          Upon the occurrence of a Change of Control (the date of each such occurrence being the "Change of Control Date"), the Company will notify the Holders in writing of such occurrence and will commence an Offer to Purchase (the "Change of Control Offer") all Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Purchase Date.

          Notice of a Change of Control shall be mailed by the Company to the Holders not more than 30 days after any Change of Control Date at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 4:00 p.m., New York City time, on the Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Change of Control Offer is being made pursuant to this
     Section 4.11 and that all Securities will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Purchase Date;

          (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Purchase Date unless the Company shall default in the payment thereof;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 4:00 p.m., New York City time, on the Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 4:00 p.m., New York City time, on the Purchase Date, a facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) the circumstances and relevant facts known to the Company regarding such Change of Control.

          On the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the third Business Day following the Purchase Date.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act, and any other securities laws or regulations in connection with the purchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

          SECTION 4.12  Limitation on Transactions with Affiliates.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to (a) sell, lease, transfer or otherwise dispose of any of its property or assets to, (b) purchase any property or assets from, (c) make any Investment in, or (d) enter into or amend or extend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or of any Subsidiary (an "Affiliate Transaction"), other than Affiliate Transactions that are on terms that are fair and reasonable to the Company or such Restricted Subsidiary of the Company and that are no less favorable to the Company or such Restricted Subsidiary of the Company than those that could be obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary of the Company from an unaffiliated party; provided that if the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $20.0 million, a majority of the disinterested members of the Board of Directors of the Company or a committee thereof shall, prior to the consummation of such Affiliate Transaction, have determined (as evidenced by a resolution thereof) that such Affiliate Transaction meets the foregoing standard. The foregoing restrictions shall not apply to (a) any transaction between Restricted Subsidiaries of the Company, or between the Company and any Restricted Subsidiary of the Company if such transaction is not otherwise prohibited by the terms of this Indenture, (b) transactions entered into pursuant to the terms of the Master Intercompany Agreement and the Tax Allocation Agreement, (c) transactions entered into in the ordinary course of business, (d) Qualified Securitization Transactions, (e) reasonable fees and compensation paid to and advances of expenses to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (f) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such management or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (g) Restricted Payments permitted by this Indenture; (h) loans or advances to employees or consultants in the ordinary course of business and consistent with past practices in an aggregate amount outstanding at any time not to exceed $10.0 million; (i) joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (j) any employment or compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business that is not otherwise prohibited by this Indenture.

          SECTION 4.13  Limitation on Liens.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens upon any of their respective properties or assets (including, without limitation, any asset in the form of the right to receive payments, fees or other consideration or benefits) whether owned on the Issue Date or acquired after the Issue Date, other than (i) Liens granted by the Company on property or assets of the Company securing Senior Indebtedness of the Company that is permitted by this Indenture; (ii) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted by this Indenture and that is pari passu with the Securities; provided that the Securities are secured on an equal and ratable basis with such Liens; (iii) Liens granted by the Company on property or assets of the Company securing Indebtedness of the Company that is permitted by this Indenture and that is subordinated to the Securities; provided that the Securities are secured by Liens ranking prior to such Liens; (iv) Permitted Liens; (v) Liens in respect of Acquired Indebtedness permitted by this Indenture, provided, that the Liens in respect of such Acquired Indebtedness secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness by the Company and such Liens and the Acquired Indebtedness were not incurred by the Company or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company and provided, further that such Liens in respect of such Acquired Indebtedness do not extend to or cover any property or assets of the Company or of any Subsidiary of the Company other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company; (vi) Liens granted in connection with any Qualified Securitization Transaction; and (vii) Liens arising from claims of holders of Indebtedness against funds held in a defeasance trust for the benefit of such holders.

          SECTION 4.14 Limitation on Payment Restrictions Affecting Restricted Subsidiaries.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or by any Restricted Subsidiary of the Company, or make payments on any Indebtedness owed to the Company or to any Restricted Subsidiary of the Company; (ii) make loans or advances to the Company or to any Restricted Subsidiary of the Company; or (iii) transfer any of their respective property or assets to the Company or to any Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (A) applicable law or regulations; (B) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (C) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction; provided that any such encumbrances and restrictions apply only to such Securitization Subsidiary; (D) any agreement in effect on the Issue Date as any such agreement is in effect on such date; (E) any agreement relating to any Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary became a Subsidiary of the Company and outstanding on such date and not incurred in anticipation or contemplation of becoming a Subsidiary of the Company; provided such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary; and (F) this Indenture.

          SECTION 4.15  Limitation on Guarantees by Restricted Subsidiaries.

          The Company shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company unless such Restricted Subsidiary of the Company simultaneously executes and delivers a supplemental indenture (the substantive provisions of which are in Exhibit B hereto) to this Indenture providing for the guarantee of payment of the Securities (a "Subsidiary Guarantee") by such Restricted Subsidiary of the Company (a "Subsidiary Guarantor"); provided any guarantee by a Subsidiary Guarantor of such other Indebtedness (A) (1) (X) is unsecured or (Y) is secured and (I) in the case of any such guarantee of Senior Indebtedness of the Company, the Subsidiary Guarantee is secured equally and ratably with any Liens securing such guarantee, subject to the provisions of
Article XI, (II) in the case of any such guarantee of Indebtedness of the Company ranking pari passu with the Securities, the Subsidiary Guarantee is secured equally and ratably with any Liens securing such guarantee, and (III) in the case of any such guarantee of Indebtedness of the Company subordinated to the Securities, the Subsidiary Guarantee is secured on a basis ranking prior to the Liens securing such guarantee and (2) (X) in the case of any such guarantee of Indebtedness of the Company subordinated or junior to the Securities (whether pursuant to its terms or by operation of law), such guarantee is subordinated pursuant to a written agreement to the Subsidiary Guarantee at least to the same extent and in the same manner as such other Indebtedness is subordinated to the Securities, or (Y) (I) in the case of any such guarantee of Senior Indebtedness of the Company incurred in accordance with this Indenture, the Subsidiary Guarantee is subordinated to Guarantor Senior Indebtedness of such Subsidiary Guarantor to the same extent and in the same manner as the Securities are subordinated to Senior Indebtedness of the Company or (II) the Subsidiary Guarantee is not subordinated or junior to any

Indebtedness of such Subsidiary Guarantor; and (B) such Subsidiary Guarantor waives, and agrees it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by it under such Subsidiary Guarantees. Notwithstanding the foregoing, any Subsidiary Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (A) the unconditional release or discharge of such Subsidiary Guarantor's guarantees of all other Indebtedness of the Company (other than a release resulting from payment under such Subsidiary Guarantor's guarantees) or
(B) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all (but not less than all) of the Capital Stock of such Subsidiary Guarantor, or all or substantially all of the assets of such Subsidiary Guarantor, pursuant to a transaction which is in compliance with all of the terms of the relevant Indenture.

          The supplemental indenture shall supplement this Indenture by, among other things, creating an additional Article XII applicable to such Subsidiary Guarantor and any other Subsidiary Guarantors in the form set forth in Exhibit B hereto and, in connection with the execution and delivery of the supplemental indenture, such Subsidiary Guarantor shall execute and deliver a Guarantee substantially in the form of Exhibit C hereto. Such Article XII shall not become effective until the provisions of Section 12.2 have been complied with.

          Notwithstanding the foregoing, any Subsidiary Guarantee will be subject to release under the conditions described in Section 12.4 of Exhibit B hereto.

          SECTION 4.16  Limitation on Senior Subordinated Indebtedness.

          The Company will not directly or indirectly, in any event incur any
(a) Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) both subordinate to any other Indebtedness of the Company and senior or superior in any right of payment or interest to the Securities or (b) Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company (other than Indebtedness of the Company that is subordinated solely to Senior Indebtedness of the Company) unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company.

          SECTION 4.17  Limitation on Preferred Stock of Restricted
                        Subsidiaries.

          The Company will not cause or permit any of its Restricted Subsidiaries to issue any Preferred Stock other than to the Company or to another Restricted Subsidiary.

          SECTION 4.18  Limitation on Restricted Payments.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital Stock or to the holders thereof in their capacity as stockholders, excluding any (x) dividend or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire its Qualified Capital Stock or (y) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company;
(ii) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or a Restricted Subsidiary of the Company, any securities convertible or exchangeable into shares of Capital Stock of the Company or a Restricted Subsidiary of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or a Restricted Subsidiary of the Company, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company; (iii) make any Investment (other than a Permitted Investment) in, or payment on a guarantee of any obligation of, any Person; or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness which is subordinate in right of payment to the Securities (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment") if at the time thereof:

             (1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

             (2) upon giving effect to such Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to the terms of this Indenture described in clause (i) of Section 4.9, or

             (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum (without duplication) of: (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) for the period (treated as an accounting period) from the Issue Date through the last day of the Company's most recently ended fiscal quarter for which financial statements are available, plus (b) 100% of the aggregate net cash proceeds received after the Issue Date, including the fair market value of readily marketable securities from the issuance of Qualified Capital Stock of the Company and warrants, rights or options on Qualified Capital Stock of the Company (other than in respect of any such issuance to a Subsidiary of the Company) and the principal amount of Indebtedness of the Company or a Subsidiary of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company which Indebtedness was incurred after the Issue Date; plus (c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment; provided that at the time any such Investment is made the Company delivers to the Trustee a resolution of the Board of Directors of the Company to the effect that, for purposes of this Section 4.18 covenant, such Investment constitutes a Restricted Payment made after the Issue Date; plus (d) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from the receipt of dividends, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock or other distributions or payments, in each case to the Company or any Restricted Subsidiary from, or with respect to, interests in Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary subsequent to the Issue Date; plus (e) $25.0 million. For purposes of determining the amount expended for Restricted Payments under this clause (3), property other than cash shall be valued at its fair market value.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit (i) any dividend on any class of Capital Stock of the Company or any of its Restricted Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or any of its Restricted Subsidiaries, as the case may be, could have paid such dividend in accordance with the provisions of this Indenture, (ii) the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to the terms of this Indenture described in clause (xiii) of Section 4.9, (iii) the exchange or conversion of any Indebtedness of the Company or any of its Restricted Subsidiaries for or into Qualified Capital Stock of the Company, (iv) any Restricted Payments, including loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements, in each case as approved by the Board of Directors of the Company in its good faith judgment, (v) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale of Qualified Capital Stock of the Company; provided that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph, (vi) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company; provided that the proceeds of such sale of Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph, (vii) so long as no Event of Default has occurred and is continuing, the redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph, (viii) the redemption, retirement or repurchase of the Company's outstanding Series G Convertible Preferred Stock out of the net proceeds of the Offerings, (ix) Investments in Navistar Financial Corporation made pursuant to the Support Agreement to the extent required by the Support Agreement, (x) the declaration and payment of dividends to holders of any class of Preferred Stock issued after the Issue Date; provided that at the time of the issuance of such Preferred Stock, the Company, after giving pro forma effect to such issuance, would have been able to incur at least $1.00 of additional Indebtedness pursuant to the terms of this Indenture described in clause (i) of
Section 4.9; (xi) so long as no Event of Default has occurred and is continuing, any purchase or redemption or other retirement for value of Capital Stock of the Company required pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of any such arrangement in an amount not to exceed $10.0 million in the aggregate; (xii) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (xiii) payments not to exceed $500,000 per annum in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (xiv) so long as no Event of Default has occurred and is continuing, the repurchase of any shares of Class B Common Stock or Common Stock held by the Supplemental Trust; (xv) so long as no Event of Default has occurred and is continuing, the redemption of any stock purchase rights under a rights plan in an aggregate amount not to exceed $1.0 million; and (xvi) so long as no Event of Default has occurred and is continuing, Investments in Permitted Joint Ventures and designations of Restricted

Subsidiaries as Unrestricted Subsidiaries; provided that, after giving pro forma effect to such Investment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the terms of this Indenture described in clause (i) of
Section 4.9. Each Restricted Payment described in clauses (i), (iv), (ix),
(xiii) and (xiv) of the previous sentence shall be taken into account (and the Restricted Payments described in the remaining clauses shall not be taken into account) for purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (3) of the preceding paragraph.

          SECTION 4.19  Limitation on Certain Asset Dispositions.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Company); (ii) not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness or any Indebtedness subordinated to the Securities) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and (iii) all Net Available Proceeds, less any amounts invested or committed to be invested within 360 days of such Asset Disposition in assets related to the business of the Company (including capital expenditures or the Capital Stock of another Person (other than the Company or any Person that is a Restricted Subsidiary of the Company immediately prior to such investment); provided that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Restricted Subsidiary of the Company), are applied, on or prior to the 360th day after such Asset Disposition (unless and to the extent that the Company shall determine to make an Offer to Purchase), either to (A) the permanent reduction and prepayment of any Indebtedness of the Company (other than Indebtedness which is expressly subordinate to the applicable issue of Notes) then outstanding (including a permanent reduction of commitments in respect thereof) or (B) the permanent reduction and repayment of any Indebtedness of any Restricted Subsidiary of the Company then outstanding (including a permanent reduction of commitments in respect thereof). The 361st day after such Asset Disposition shall be deemed to be the "Asset Sale Offer Trigger Date," and the amount of Net Available Proceeds from Asset Dispositions otherwise subject to the preceding provisions not so applied or as to which the Company has determined not to so apply shall be referred to as the "Unutilized Net Available Proceeds." Within fifteen days after the Asset Sale Offer Trigger Date, the Company shall make an Offer to Purchase the outstanding applicable issue of Securities at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date. Notwithstanding the foregoing, the

Company may defer making any Offer to Purchase outstanding Securities until there are aggregate Unutilized Net Available Proceeds equal to or in excess of $25.0 million (at which time, the entire Unutilized Net Available Proceeds, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph). Pending application of the Unutilized Net Available Proceeds pursuant to this covenant, such Unutilized Net Available Proceeds shall be invested in Permitted Investments of the types described in clauses (i), (ii) and (iii) of the definition of "Permitted Investments."

          If any Indebtedness of the Company or any of its Restricted Subsidiaries ranking pari passu with the Securities requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Proceeds, the Company may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Securities then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Securities in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness. Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of this Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with Article V.

          Notwithstanding the foregoing, the provisions of this covenant shall not apply to any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business consistent with past practices.

          In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

          SECTION 4.20  Limitation on Sale/Leaseback Transactions.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to clause (i) of
Section 4.9 and (B) create a Lien on such property securing such Attributable Indebtedness without securing the Securities pursuant to Section

4.13, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Company applies the proceeds of such transaction in compliance with Section
4.19. Notwithstanding the foregoing, the provisions of this covenant shall not prohibit the Company or any Restricted Subsidiary from entering into any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business consistent with past practices.

                                   ARTICLE V


                             SUCCESSOR CORPORATION

          SECTION 5.1  Merger, Consolidation, Etc.

          The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of (and the Company will not cause or permit any of its Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and its Restricted Subsidiaries' assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person or adopt a Plan of Liquidation unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety or in the case of a Plan of Liquidation, or Person to which assets of the Company and its Restricted Subsidiaries have been transferred (x) shall be a corporation, limited liability company or partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause
(2) thereof) could incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 4.9; (iii) immediately before and after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and (iv) the Company or such Person shall have delivered to the Trustee (A) an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision and that all conditions precedent under this Indenture relating to such transaction have been satisfied and (B) a certificate from the Company's independent certified public accountants stating that the Company has made the calculations required by clause (ii) above in accordance with the terms of this Indenture. Notwithstanding the foregoing, (x) a Restricted Subsidiary of the Company may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, the Company or another Restricted Subsidiary of the Company without complying with clause (ii) of the above, (y) a series of transactions involving the sale of Receivables or interests therein by a Securitization Subsidiary in connection with a Qualified Securitization Transaction shall not be deemed to be the sale of all or substantially all of the Company's assets to the extent such transactions are consummated in the ordinary course of business and (z) the provisions of clause (i) above shall not prohibit the Company or any Restricted Subsidiary from selling, assigning, transferring, leasing, conveying or otherwise disposing of all or substantially all of its assets to a Permitted Joint Venture in a transaction entered into in compliance with Section 4.18.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

          SECTION 5.2  Successor Entity Substituted.

          Upon any consolidation or merger, or any conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with
Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter (except in the case of a sale, assignment, transfer, conveyance, lease or other disposition) the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI


                              DEFAULT AND REMEDIES

          SECTION 6.1  Events of Default.

          (a)      The following are "Events of Default" under this Indenture:

             (i) default in the payment of principal of, or premium, if any, on the Securities when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase the Securities on the date required following a Change of Control, whether or not any such payment is prohibited by the provisions of
     Article XI; or

             (ii) default in the payment of any installment of interest on the Securities when due and continuance of such Default for 30 days or more, whether or not such payment is prohibited by the provisions of Article XI; or

             (iii) failure to observe, perform or comply with any of the provisions described in Section 5.1; or

             (iv) default (other than a default set forth in clauses (i), (ii) and (iii) above) in the performance of, or breach of, any other covenant or warranty of the Company or of any Restricted Subsidiary in this Indenture or in the Securities and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities; or

             (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; or

             (vi) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $20.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced; or

             (vii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                   (A) commences a voluntary case or proceeding, or

                   (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, or

                   (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                   (D) makes a general assignment for the benefit of its creditors, or

                   (E) files an answer or consent seeking reorganization or relief, or

                   (F) shall admit in writing its inability to pay its debts generally; or

             (viii)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case or proceeding, or

                   (B) appoints a Custodian of the Company or any of its Material Subsidiaries for all or substantially all of its properties, or

                   (C) orders the liquidation of the Company or any of its Material Subsidiaries, and in each case the order or decree remains unstayed and in effect for 60 days.

          (b) For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

          SECTION 6.2  Acceleration.

          If an Event of Default (other than an Event of Default specified in clauses (vii) and (viii) of Section 6.1(a) involving the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may, and the Trustee shall upon the request of Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary, but subject to the provisions limiting payment described in Article XI. If an Event of Default specified in clauses (vii) and (viii) of Section 6.1(a) involving the Company occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Senior Notes and the Securities then outstanding will ipso facto become due and payable, subject to the prior payment in full of all Senior Indebtedness of the Company, without any declaration or other act on the part of the Trustee or any Holder.

          SECTION 6.3  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.4  Waiver of Past Default.

          Subject to Sections 6.7 and 9.2, the Holders of, in the aggregate, at least a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.1(a)(i) or (ii) or a Default or Event of Default in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and cease to exist; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.5  Control by Majority.

          The Holders of a majority in principal amount of the then outstanding Securities may (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.3, and (ii) direct the Trustee to notify each trustee under any instrument governing the rights of holders of Indebtedness subordinated in right of payment to the Securities for the purpose of effecting the payment blockage provisions thereunder. The Trustee may refuse, however, to follow any direction that conflicts with law, the Securities or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder (provided, however, that subject to Section 7.1, the Trustee shall have no duty or obligation to ascertain whether or not such direction is unduly prejudicial to such Securityholder), that may involve the Trustee in personal liability or if the Trustee determines that it does not have adequate indemnification against any loss or expense; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.6  Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue a remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 30 days after receipt of the request; and

          (e) during such 30-day period the Holders of at least a majority in principal amount of the then outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          SECTION 6.7  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.9  Trustee May File Proofs of Claim.

          The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any of its Subsidiaries (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 6.10  Priorities.

          If the Trustee collects any money pursuant to this Article VI, it shall, subject to the provisions of Article XI hereof, pay out such money in the following order:

     First: to the Trustee for all costs and expenses of collection and for all other amounts due under Section 7.7;

     Second: subject to Article XI, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest; and

     Third: subject to Article XI, to Holders for principal amounts owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

          SECTION 6.11  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities.

          SECTION 6.12  Rights and Remedies Cumulative.

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.13  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.14  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII


                                    TRUSTEE

          SECTION 7.1  Duties of Trustee.

          (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

              (i) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

              (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2, 6.4 and 6.5.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.2  Rights of Trustee.

          Subject to Section 7.1:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours and upon reasonable advance notice to the Company to examine the books, records and premises of the Company, personally or by agent or attorney.

          (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 10.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

          (e) Before the Trustee acts or refrains from acting, it may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

          (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders unless such Securityholders shall have offered to the Trustee security or indemnity reasonable to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (i) Except for (i) default under Section 6.1(a)(i) or (ii) hereof, or
     (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

          SECTION 7.3  Individual Rights of Trustee.

          The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

          SECTION 7.4  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities or for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or any other document in connection with the sale of the Securities, or any statement in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5  Notice of Defaults.

          If a Default or an Event of Default with respect to the Securities occurs and is continuing and the Trustee receives written notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 60 days after the occurrence thereof in accordance with TIA (S)313(c). Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, including on acceleration, and the failure to make payment when required by Section 4.11, and except in the case of a failure to comply with Article V hereof, the Trustee may withhold the notice to the Securityholders for a period not to exceed 60 days if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

          SECTION 7.6  Reports by Trustee to Holders.

          To the extent required by TIA (S)313(a), within 45 days after June 1 of each year commencing with 1998 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Company's brief report dated as of such date that complies with TIA (S)313(a). The Trustee also shall comply with TIA (S)313(b) and TIA (S)313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA (S)313(d).

          SECTION 7.7  Compensation and Indemnity.

          The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by each of them in connection with entering into this Indenture the performance of its duties under this Indenture in addition to the compensation for their respective services under this Indenture. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

          The Company shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any claim asserted against it for which it may seek indemnity.
How-
ever, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct or negligence.

          To secure the Company's payment obligations in this Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

          When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(vii) or (viii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9  Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee; provided such corporation or national banking association shall be otherwise qualified and eligible under this Article VII.

          SECTION 7.10  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $200,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S)310(b); provided that there shall be excluded from the operation of TIA
(S)310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA
(S)310(b)(1) are met. The provisions of TIA (S)310 shall apply to the Company, as obligor of the Securities.

          SECTION 7.11  Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated therein. The provisions of TIA (S)311 shall apply to the Company as obligor on the Securities.

                                  ARTICLE VIII


                    SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 8.1  Termination of the Company's Obligations.

          The Company's obligations under the Securities and this Indenture shall terminate, and the obligations of any Subsidiary Guarantor shall terminate, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.4) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) all Securities have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, cash or cash equivalents in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such cash or cash equivalents to the payment of said principal, premium, if any, and interest with respect to the Securities, and; provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness of the Company or Guarantor Senior Indebtedness pursuant to the provisions of Article XI or Article XII;

          (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder;

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and each Subsidiary Guarantor's obligation under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any Senior Indebtedness of the Company (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2 and 7.7 and any Subsidiary Guarantor's obligations in respect thereof shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4 and 8.5 and any Subsidiary Guarantor's obligations in respect thereof shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Subsidiary Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.2  Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option and at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and any Subsidiary Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (c) below and the other Sections of and matters under this Indenture referred to in
(i) and (ii) below, and to have satisfied all its other obligations under such Securities and this

Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and the Subsidiary Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness of the Company or Guarantor Senior Indebtedness under Article XI, Article XII or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.6, 2.7 and 4.2, and, with respect to the Trustee, under Section
7.7 and any Subsidiary Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2 and Section 8.5. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and Article XI and in Sections 4.5 through 4.9, 4.11 through 4.20 and Section 5.1 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities and the Subsidiary Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness of the Company or Guarantor Senior Indebtedness under Article XI, Article XII or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(a)(iv), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

             (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) money in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities not later than one day before the due date of any payment, or
     (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities; provided that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

             (ii) no Default or Event of Default with respect to the Securities or this Indenture shall have occurred and be continuing immediately after giving effect to such deposit (or, insofar as Section 6.1(a)(vii) or (viii) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); provided, however, that actions taken by the Company in connection with the creation of the trust fund into which funds for the purpose of defeasance of the Securities are deposited that are not in compliance with Sections 4.9, 4.13 and 4.14, in each case, shall not be deemed a Default or Event of Default under this Indenture);

             (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any Securities of the Company or any Subsidiary Guarantor;

             (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under any agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

             (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

             (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

             (vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any holders of other Indebtedness, including, without limitation, Senior Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

             (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

             (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          SECTION 8.3  Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

          SECTION 8.4  Repayment to Company or Subsidiary Guarantors.

          Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Subsidiary Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.2, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Subsidiary Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required (unless otherwise provided under operation of law); provided that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Subsidiary Guarantor, as the case may be, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 8.5  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Subsidiary Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided that if the Company or the Subsidiary Guarantors, as the case may be, has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX


                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1  Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by resolutions of its Board of Directors (copies of which shall be delivered to the Trustee) and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Holder for any of the following purposes:

          (a) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c) to comply with any requirements of the SEC under the TIA;

          (d) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (e) to add any Subsidiary of the Company as a Subsidiary Guarantor pursuant to the terms of Section 4.15 and Article XII;

          (f) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities; or

          (g) to make any other change that does not adversely affect the rights of any Holder;

provided, however, that in making such change, the Trustee may rely upon an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder.

          SECTION 9.2  With Consent of Holders.

          Subject to Section 6.7 and the provisions of this Section 9.2, the Company, when authorized by resolution of its Board of Directors (copies of which shall be delivered to the Trustee) and the Trustee may amend or supplement this Indenture, the Securities or any Subsidiary Guarantee with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in principal amount of the then outstanding Securities affected may waive compliance by the Company and any Subsidiary Guarantor with any provision of this Indenture, the Securities or any Subsidiary Guarantee without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.4, may not:

          (a) reduce the aggregate principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of or with respect to this Indenture, the Securities or any Subsidiary Guarantee; or

          (b) reduce the rate of, change the method of calculation of, or extend the time for, payment of interest, including default interest, on any Security; or

          (c) reduce the principal of or premium on or change the Stated Maturity of any Security or alter the repurchase provisions with respect thereto; or

          (d) make the principal of, or interest on, any Security payable in money other than as provided herein, or

          (e) make any change in provisions relating to waivers of defaults, the ability of Holders to enforce their rights under this Indenture or in the matters discussed in clauses (a) through (h); or

          (f) waive a default in the payment of the principal of, interest on, or repurchase payment required hereunder with respect to, any Security, including, without limitation, a default to make a payment when required upon a Change of Control; or

          (g) adversely affect the ranking of the Securities or any Subsidiary Guarantee or release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee in this Indenture other than in compliance with Section 12.4 of Exhibit B hereto;

          (h) after the Company's obligation to purchase Securities arises thereunder, amend, modify or change the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or waive any default in the performance thereof or modify any of the provisions or definitions with respect to such offers.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. Notwithstanding the foregoing, no amendment shall modify any provision of this Indenture so as to affect adversely the rights of any holder of Senior Indebtedness of the Company or Guarantor Senior Indebtedness to the benefits of the subordination provisions under this Indenture without the consent of such holder.

          SECTION 9.3  Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          SECTION 9.4  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under (S)316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses
(a) through (h) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it.

          SECTION 9.5  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific written direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.6  Trustee To Sign Amendments, Etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture and that it constitutes the legal, valid and binding obligation of the Company and, if applicable, the Subsidiary Guarantors, subject to the customary exceptions.

                                   ARTICLE X


                                 MISCELLANEOUS

          SECTION 10.1  Trust Indenture Act Controls.

          The provisions of TIA (S)(S)310 through 317 that impose duties on any person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the above paragraph, the imposed duties shall control.

          SECTION 10.2  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail or by telecopier, followed by first-class mail, or by overnight service guaranteeing next-day delivery, addressed as follows:

          (a)  if to the Company:
               Navistar International Corporation
               455 North Cityfront Plaza Drive
               Chicago, Illinois 60611

               Attention:  General Counsel


               Telecopier Number:  (312) 836-2000

               with a copy to:


               Kirkland & Ellis
               200 E.  Randolph Drive
               Chicago, Illinois 60601

               Attention:  Kenneth P. Morrison, Esq.

               Telecopier Number:  (312) 861-2200

          (b)  if to the Trustee:


               Harris Trust and Savings Bank
               311 West Monroe, 12th Fl.
               Chicago, Illinois 60606

               Attention:  Indenture Trust Division/D.G. Donovan

               Telecopier Number:  (312) 461-3525

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA (S)310(b), TIA (S)313(c), TIA (S)314(a) and TIA (S)315(b), shall be mailed to such Holder, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received by an officer in the corporate trust administration department of the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.3  Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA (S)312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S)312(c).

          SECTION 10.4 Certificate and Opinion of Counsel as to Conditions Precedent.

          Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or any Subsidiary Guarantor shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (which officer signing such certificate may rely, as to matters of law, on an Opinion of Counsel), (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate) and
(c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA (S)314(c).

          SECTION 10.5  Statements Required in Certificate and Opinion of
                        Counsel.

          Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the Person making such certificate or rendering such Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          SECTION 10.6  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 10.7  Legal Holidays.

          If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 10.8  GOVERNING LAW.

          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

          SECTION 10.9  No Recourse Against Others.

          A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Security holder by accepting a Security waives and releases all such liability.

          SECTION 10.10  Successors.

          All agreements of the Company or any Subsidiary Guarantor in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 10.11  Counterparts.

          The parties may sign any number of counterparts of this Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

          SECTION 10.12  Severability.

          In case any provision in this Indenture, the Securities or in any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          SECTION 10.13  Table of Contents, Headings, Etc.

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 10.14  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or of any Subsidiary Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 10.15  Benefits of Indenture.

          Nothing in this Indenture, in the Securities or in any Subsidiary Guarantee, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, the Securities or in any Subsidiary Guarantee.

          SECTION 10.16  Independence of Covenants.

          All covenants and agreements in this Indenture, the Securities and the Subsidiary Guarantees shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                                  ARTICLE XI


                          SUBORDINATION OF SECURITIES

          SECTION 11.1  Agreement to Subordinate.

          The Company covenants and agrees, and each Holder of Securities, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of the principal of and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness of the Company.

          Anything in the Securities or in this Indenture to the contrary notwithstanding, the indebtedness evidenced by the Securities shall be subordinate and junior in right of payment, in all respects, to all Senior Indebtedness of the Company, whether outstanding at the Issue Date or incurred after the Issue Date.

          In the event of (i) any insolvency or bankruptcy case or proceeding,
(ii) any receivership, liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iii) any assignment for the benefit of the creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (i), (ii) or (iii) above, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness before the Holders of the Securities are entitled to receive any Note Payment (as defined below), and in any such event any Note Payment to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective trustee, agent or other representative under any agreement or indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          In the event that, notwithstanding the foregoing provision prohibiting such Note Payment, any Note Payment shall be received by the Trustee or any Holder of Securities at a time when such Note Payment is prohibited as described in the preceding paragraph and before all obligations in respect of Senior Indebtedness are paid in full in cash, such Note Payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective trustee, agent or other representative under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the account of the holders of such Senior Indebtedness.

          No direct or indirect payment, deposit or distribution of any kind or character, whether in cash, property or securities (including any payment made to Holders of the Securities under the terms of Indebtedness subordinated to the Securities, but excluding any payment or distribution of Permitted Junior Securities) by or on behalf of the Company of principal of, premium, if any, or interest on, or any other obligation in respect of, the Securities whether pursuant to the terms of the Securities, upon acceleration, by way of repurchase, redemption, defeasance or otherwise (all such payments, deposits or distributions being referred to herein, individually and collectively, as a "Note Payment"), shall be made if, at the time of such Note Payment, there exists a default (a "Payment Default") in the payment when due of all or any portion of the obligations under or in respect of any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such Payment Default shall not have been cured or waived. In addition, during the continuance of any default or event of default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without the giving of any notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, no Note Payment may be made by or on behalf of the Company for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default or event of default from the holder or holders of such Designated Senior Indebtedness or any trustee, agent or other representative acting on behalf of the holder or holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the holder or holders of such Designated Senior Indebtedness or any trustee, agent or other representative acting on behalf of the holder or holders of such Designated Senior Indebtedness, (ii) by discharge or repayment in full in cash of such Designated Senior Indebtedness or (iii) because the default or event of default giving rise to such Payment Blockage Notice has been cured, waived or ceased to exist). Subject to the provisions of the first sentence of this paragraph, the Company may resume payments on the Securities after such Payment Blockage Period.

          Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days, unless at least 180 consecutive days shall have elapsed during which time no payment blockage was in effect. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or any trustee, agent or other representative acting on behalf of the holder or holders of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

          In the event that, notwithstanding the foregoing, any Note Payment shall be received by the Trustee or any Holder when such Note Payment is prohibited by the second preceding paragraph, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or any trustee, agent or other representative under any agreement or indenture pursuant to which any such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited Note Payment has been made, the holders of the Designated Senior Indebtedness (or their trustee, agent or other representative) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amount specified in such notice to the Trustee shall be paid to or for the account of the holders of Designated Senior Indebtedness.

          The failure to make any payment or distribution for or on account of the Securities by reason of the provisions of this Indenture described under this section will not be construed as preventing the occurrence of an Event of Default described in clause (i), (ii) or (iii) of Section 6.1(a).

          If the Company fails to make any payment on the Securities when due or within any applicable grace period, whether or not such failure is on account of the subordination provisions referred to above, such failure would constitute an Event of Default under this Indenture and would enable the Holders to accelerate the maturity of the Securities. See Section 6.1.

          By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Indebtedness of the Company (other than the Holders of the Securities or other equally subordinated obligations) may recover less, ratably, than the holders of Senior Indebtedness of the Company and may recover more, ratably, than the Holders of the Securities.

          The Notes are effectively subordinated to all existing and future liabilities (including liabilities owed to trade creditors) of the Subsidiaries of the Company to the extent of the assets of each Subsidiary of the Company. Any right of the Company to participate in any distribution of the assets of its Subsidiaries upon the liquidation, reorganization or insolvency thereof (and the consequent right of the Holders to benefit from those assets) will be subject to the claims of creditors (including trade creditors) of such Subsidiary, except to the extent that claims of the Company itself as a creditor of such Subsidiary may be recognized, in which case the claims of the Company would still be subordinate to any security interest in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by the Company.

          SECTION 11.2  Subrogation.

          Subject to the payment in full of all Senior Indebtedness of the Company, Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness of the Company until all amounts owing on the Securities shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness, and Holders of the Securities, no such payment or distribution made to the holders of such Senior Indebtedness by virtue of this Article XI which otherwise would have been made to the Securityholders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this
Article XI are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness of the Company, on the other hand.

          SECTION 11.3  Relative Rights.

          Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of its Senior Indebtedness, and the Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness of the Company to receive cash, property or securities otherwise payable or deliverable to the Securityholders.

          Upon payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee, or agent or other person making any payment or distribution, to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this
Article XI.

          Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall affect the obligations of the Company to make, or prevent the Company from making, payment of the principal of or interest on the Securities in accordance with the provisions hereof and thereof, except as otherwise provided in this Article XI.

          SECTION 11.4  Trustee To Effectuate Subordination.

          Each holder of Securities, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 11.5  Trustee Not Fiduciary for Holders
                        of Senior Indebtedness of the Company.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person moneys or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article XI or otherwise.

          SECTION 11.6  Notice by Company.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Trustee pursuant to this Article. Subject to the provisions of Sections 7.1 and 7.5 but notwithstanding any other provisions of this Indenture, the Trustee and any Paying Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, or the taking of any other action by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received written notice thereof from the Company at least three Business Days prior to the making of any such payment, the Securityholders, the holders of any Senior Indebtedness of the Company or the representative of any such holders.

          SECTION 11.7  Rights of Trustee.

          The Trustee shall be entitled to all the rights set forth in this
Article XI with respect to any Senior Indebtedness of the Company by the time held by the Trustee, to the same extent as any other holder of Senior Indebtedness.

          SECTION 11.8  Company May Not Impair Subordination.

          No right of any present or future holder of any Senior Indebtedness of the Company to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          SECTION 11.9  Rights of Paying Agent.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall require otherwise) be construed as ex-tending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided that Sections 11.6 and 11.7 shall not apply to the Company if it acts as Paying Agent.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              NAVISTAR INTERNATIONAL CORPORATION

                              By: /s/ Thomas M. Hough
                                 -----------------------------------------------
                                  Name: Thomas M. Hough
                                  Title: Vice President & Treasurer

                              HARRIS TRUST AND SAVINGS BANKS,
                               as Trustee


                              By: /s/ J. Bartolini
                                 -----------------------------------------------
                                  Name: J. Bartolini
                                  Title: Vice President

                                                                       Exhibit A

                          (FORM OF FACE OF SECURITY)


No. [_]                                              $ [_]
                                                     CUSIP No.

                     8% SENIOR SUBORDINATED NOTE DUE 2008


          NAVISTAR INTERNATIONAL CORPORATION promises to pay
          to [               ] or registered assigns the
          principal sum of[              ] Dollars on
          February 1, 2008.

Interest Payment Dates:  February 1, August 1 and at maturity

Record Dates:  January 15, July 15 and 15 days prior to maturity

                              By:____________________________
                                     Authorized Signature

                              By:____________________________
                                     Authorized Signature

Dated:  February 4, 1998

Certificate of Authentication

          This is one of the 8% Senior Subordinated Notes due 2008 referred to in the within-mentioned indenture.

                               HARRIS TRUST AND SAVINGS BANK,
                                as Trustee



                                By:____________________________
                                       Authorized Signatory

                         (FORM OF REVERSE OF SECURITY)


                     8% SENIOR SUBORDINATED NOTE DUE 2008

          1.  Interest.  NAVISTAR INTERNATIONAL CORPORATION, a Delaware
              --------
corporation (the "Company," which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 8% per annum. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 4, 1998 through but excluding the date on which interest is paid. Interest shall be payable in arrears on February 1, August 1 and at the stated maturity (each an "Interest Payment Date"), commencing August 1, 1998. Interest will be computed on the basis of a 360-day year of twelve full 30-day months and, for periods of less than one month, the actual number of days elapsed. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to 8% per annum.

          2.  Method of Payment.  The Company will pay interest on the
              -----------------
Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the relevant Interest Payment Date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Security.

          3.  Paying Agent and Registrar.  Initially, HARRIS TRUST AND SAVINGS
              --------------------------
BANK (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

          4.  Indenture.  The Company issued the Securities under an Indenture
              ---------
dated as of February 4, 1998 (the "Indenture") between the Company and the Trustee. This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $250,000,000. The Indenture limits, among other things, the incurrence of certain Indebtedness by the Company and its Restricted Subsidiaries; transactions by the Company and its Restricted Subsidiaries with certain Affiliates; the granting of Liens by the Company or any of its Restricted Subsidiaries; certain guarantees issued by Restricted Subsidiaries of the Company and the ability of the Company and the Subsidiary Guarantors to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually whether it is in compliance with the limitations contained in the Indenture.

          5.  Optional Redemption.  Except as set forth in the next paragraph,
              -------------------
the Securities may not be redeemed prior to February 1, 2003. On or after February 1, 2003, the Securities may be redeemed at any time, in whole or in part, at the option of the Company, on not less than 20 days' nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12 month period beginning February 1 of the year indicated below, in each case together with interest accrued to the redemption date:

          YEAR                                         PERCENTAGE
          2003......................................     104.000%
          2004......................................     102.670%
          2005......................................     101.333%
          2006 and thereafter.......................     100.000%

          In addition, prior to February 1, 2001, the Company may, at its option redeem up to 35% of the principal amount of the Securities originally issued with the net cash proceeds received by the Company from one or more public offerings of Common Stock of the Company made after the Issue Date, at a redemption price (expressed as a percentage of the principal amount) of 108% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided that at least $162.5 million in aggregate principal amount of the Securities remains outstanding immediately after any such redemption (excluding any Notes owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to Holders of Senior Subordinated Notes not later than 60 days following the consummation of such public offering.

          Selection of Securities for any redemption shall be made by the Trustee under the Indenture in accordance with the rules of any national securities exchange on which the Securities may be listed or if the Securities are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair.

          On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption.

          6.  Notice of Redemption.  Notice of redemption will be mailed by
              --------------------
first-class mail at least 20 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          7.  Offers to Purchase.  Sections 4.11 and 4.19 of the Indenture
              ------------------
provide upon the occurrence of a Change of Control and after certain Asset Dispositions, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

          8.  Denominations, Transfer, Exchange.  The Securities are in
              ---------------------------------
registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

          9.  Persons Deemed Owners.  The registered holder of a Security may be
              ---------------------
treated as the owner of it for all purposes.

          10.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          11.  Amendment, Supplement, Waiver.  The Company and the Trustee may,
               -----------------------------
without the consent of the holders of any outstanding Securities, amend, waive or supplement the Indenture, the Securities or Subsidiary Guarantee for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture, the Securities or any Subsidiary Guarantee may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

          12.  Guarantees.  This Security may after the date hereof be entitled
               ----------
to certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to Section 4.15 of the Indenture and to Exhibit B to the Indenture for the terms of any Subsidiary Guarantee (including any terms of subordination of such Subsidiary Guarantee that may apply).

          13.  Successor Corporation.  When a successor corporation assumes all
               ---------------------
the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

          14.  Defaults and Remedies.  Events of Default are set forth in the
               ---------------------
Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii) or (viii) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Securities may, or the Trustee may, declare the principal of, premium, if any, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(vii) or (viii) of the Indenture with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article V of the Indenture) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          15.  Trustee Dealings with Company.  The Trustee, in its individual or
               -----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          16.  No Recourse Against Others.  A Trustee, director, officer,
               --------------------------
employee, stockholder or beneficiary, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          17.  Defeasance.  The Indenture contains provisions (which provisions
               ----------
apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company and any Subsidiary Guarantor or this Security and
(b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          18.  Authentication.  This Security shall not be valid until the
               --------------
Trustee signs the certificate of authentication on the other side of this Security.

          19.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          20.  Subordination.  The Company's payment of principal of, premium,
               -------------
if any, and interest on the Securities is subordinated in right of payment, to the extent and in the manner provided in Article XI of the Indenture, to the prior payment in full of the Senior Indebtedness of the Company. Each Holder of the Securities, by his acceptance hereof, covenants and agrees that all payments of the principal of, premium, if any, and interest on the Securities by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

          21.  GOVERNING LAW.  THE INDENTURE, THIS SECURITY AND EACH SUBSIDIARY
               -------------
GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Navistar International Corporation
          455 North Cityfront Plaza Drive
          Chicago, Illinois  60611
          Telephone:  (312) 836-2000
          Telecopy:  (312) 836-3982

          Attention:  General Counsel

                                ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Security to

____________________________________________________________________
(Insert assignee's social security or tax ID number)________

____________________________________________________________________

____________________________________________________________________


________________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint ______________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date:__________        Your signature:_____________________________
                                         (Sign exactly as your name appears
                                         on the other side of this Security)

Signature Guarantee:___________________________________________

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Security purchased by the Company pursuant to
Section 4.11 or 4.19 of the Indenture, check the appropriate Box:

          [_]  Section 4.11      [_]  Section 4.19

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.11 or 4.19 of the Indenture, state the amount:
$________

Date:__________    Your Signature:__________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:_______________________

                                                                       EXHIBIT B


                                  ARTICLE XII


                            GUARANTEE OF SECURITIES

          SECTION 12.1  Subsidiary Guarantee.
                        --------------------

          Subject to the provisions of this Article XII, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees or expenses) and all other obligations with respect to the Securities and this Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and cove-nants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article XII, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in
Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

          This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          No stockholder, officer, director, employer or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

          The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

          Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agrees that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of each Subsidiary Guarantor) result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.

          SECTION 12.2  Execution and Delivery of Subsidiary Guarantee.
                                                             ----------

          To further evidence the Subsidiary Guarantee set forth in Section 12.1, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit C hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

          If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Security shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

          SECTION 12.3  Additional Subsidiary Guarantors.
                        --------------------------------

          Any person may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

          SECTION 12.4  Release of a Subsidiary Guarantor.
                        ---------------------------------

          (a) In the event that each other holder of Indebtedness of the Company or of any of the Company's Subsidiaries of which a Subsidiary Guarantor has guaranteed the payment thereof unconditionally releases a Subsidiary Guarantor of all of its obligations under such guarantee pursuant to a written agreement in form and substance satisfactory to the Trustee (other than a release resulting from payment under such guarantee) such Subsidiary Guarantor shall be automatically and unconditionally released from all obligations under its Subsidiary Guarantee; provided that a release of a Subsidiary Guarantor may only be obtained under the circumstances described in this sentence if an Officers' Certificate to that effect has been delivered to the Trustee.

          (b) In addition, except in the case where the prohibition on transfer in Section 5.1 is applicable, upon the sale or disposition of all (but not less than all) of the Capital Stock of a Subsidiary Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article XII without any further action required on the part of the Trustee or any Holder; provided that each such Subsidiary Guarantor is sold or disposed of in accordance with Article V.

          (c) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 12.4. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article XII.

          The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article XII.

          Except as set forth in Articles IV and V and this Section 12.4, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

          SECTION 12.5  Waiver of Subrogation.
                        ---------------------

          Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company or any of its Subsidiaries, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the subordination provisions of this Article and to Article XI, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
12.5 is knowingly made in contemplation of such benefits.

          SECTION 12.6  Agreement to Subordinate.
                        ------------------------

          Each Subsidiary Guarantor covenants and agrees, and each Holder of Securities, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by such Subsidiary Guarantor's Subsidiary Guarantee and the payment of the principal of and interest on each and all of the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Guarantor Senior Indebtedness.

          Anything in the Subsidiary Guarantee, the Securities or in this Indenture to the contrary notwithstanding, the indebtedness evidenced by such Subsidiary Guarantor's Subsidiary Guarantee shall be subordinate and junior in right of payment, in all respects, to all Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding at the Issue Date or incurred after the Issue Date. Without limiting the effect of the foregoing, "subordinate" and "junior" as used herein shall include within their meanings the following:

             (i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Subsidiary Guarantor or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Subsidiary Guarantor, whether or not involving insolvency or bankruptcy proceedings, then (A) all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall first be paid in full, or such payment be provided for, before any payment on account of principal or interest is made upon the Indebtedness evidenced by the Subsidiary Guarantee of such Subsidiary Guarantor, and (B) in any such proceedings any payment or distribution of any kind or character (including without limitation any distribution realized from or attributable to any security interest of the Holders of the Securities in property or assets of such Subsidiary Guarantor), whether in cash or property or securities which may be payable or deliverable in respect of the Subsidiary Guarantee of such Subsidiary Guarantor, shall be paid or delivered directly to the holders of such Guarantor Senior Indebtedness of such Subsidiary Guarantor (or the representative or representatives of such holders or the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued) for application in payment thereof, unless and until such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been paid in full or such payment shall have been provided for; provided that
     (1) in the event that payment or delivery of such cash, property or securities to the Holders of the Securities is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Subsidiary Guarantee of such Subsidiary Guarantor to Guarantor Senior Indebtedness of such Subsidiary Guarantor, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable law, no payment or delivery of such cash, property or securities payable or deliverable with respect to the Securities need be made to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor, (2) no such delivery need be made of securities which are issued pursuant to voluntary reorganization, dissolution, or liquidation proceedings by such Subsidiary Guarantor or by such Subsidiary Guarantor as reorganized, if such securities are subordinate and junior to the payment of all Guarantor Senior Indebtedness of such Subsidiary Guarantor then outstanding to the same extent as the Subsidiary Guarantee of such Subsidiary Guarantor and (3) if, pursuant to the foregoing, a payment or delivery of cash, property or securities is to be made to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor (or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued) from a distribution realized from or attributable to any security interest of the Holders of the Securities in property or assets of such Subsidiary Guarantor, such payment or delivery shall be made (x) first, to the holders of any Guarantor Senior Indebtedness of such Subsidiary Guarantor (or their representative or representatives) secured equally and ratably with the Holders of the Securities with respect to such property or assets or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness of such Subsidiary Guarantor held or represented by each, until such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been paid in full or such payment shall have been provided for and (y) then, to the extent such payment or delivery shall not be required to pay the Guarantor Senior Indebtedness of such Subsidiary Guarantor referred to in the foregoing clause (x), to the other holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor (or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued), ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness of such Subsidiary Guarantor held or represented by each, until such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been paid in full or such payment shall have been provided for;

             (ii) no payment or prepayment of any principal, premium (if any) or interest on account of and no repurchase, redemption or other retirement (whether at the option of the Holder or otherwise) of the Securities shall be made, if at the time of such payment, prepayment, repurchase, redemption or retirement, or immediately after giving effect thereto, there shall exist a default in the payment or prepayment of any Guarantor Senior Indebtedness of such Subsidiary Guarantor;

             (iii) in the event that any Security is declared due and payable because of the occurrence of an Event of Default (under circumstances when the provisions of the foregoing clause (i) shall not be applicable), the Holders of the Securities shall be entitled to payment only after there shall first have been paid in full the Guarantor Senior Indebtedness of such Subsidiary Guarantor outstanding at the time such Security so becomes due and payable because of such Event of Default, or provision for such payment shall have been made; and

             (iv)   in the event that (A) any of the events described in clauses
     (i), (ii) and (iii) occurs and (B) notwithstanding the provisions therein, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character (including any distribution realized from or attributable to any security interest of the Holders of the Securities in property or assets of such Subsidiary Guarantor), whether in cash, property or securities, shall be received by the Holders of the Securities (or their representative or representatives or the Trustee under this Indenture) before all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been paid in full, or provision made for such payment in accordance with the terms of the Guarantor Senior Indebtedness of such Subsidiary Guarantor, except as provided in sub-clauses (1) and (2) of the proviso to clause (i) above, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness of such Subsidiary Guarantor (or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued), as their respective interests may appear under said clauses (i), (ii) and (iii), for application to the payment of all such Guarantor Senior Indebtedness of such Subsidiary Guarantor remaining unpaid to the extent necessary to pay such Guarantor Senior Indebtedness of such Subsidiary Guarantor in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness of such Subsidiary Guarantor.

          SECTION 12.7  Subrogation.
                        -----------

          Subject to the payment in full of all Guarantor Senior Indebtedness, holders of a Subsidiary Guarantee shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to Guarantor Senior Indebtedness of such Subsidiary Guarantor until all amounts owing on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee shall be paid in full, and as between such Subsidiary Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and holders of such Subsidiary Guarantee, no such payment or distribution made to the holders of such Guarantor Senior Indebtedness by virtue of this Article XII which otherwise would have been made to such holders shall be deemed to be a payment by such Subsidiary Guarantor on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this
Article XII are and are intended solely for the purpose of defining the relative rights of the holders of such Subsidiary Guarantee, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.

          SECTION 12.8  Relative Rights.
                        ---------------

          Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities or this Subsidiary Guarantee is intended to or shall impair, as between the Subsidiary Guarantor, its creditors other than the holders of its Guarantor Senior Indebtedness, and the holders of its Subsidiary Guarantee, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the holders of the Securities pursuant to its Subsidiary Guarantee the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of its Subsidiary Guarantee and creditors of such Subsidiary Guarantor other than the holders of its Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any holder of its Subsidiary Guarantee from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Guarantor Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Securityholders.

          Upon payment or distribution of assets of such Subsidiary Guarantor referred to in this Article XII, the Trustee and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of such Subsidiary Guarantor is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee, or agent or other person making any payment or distribution, to the Trustee or to the holders of its Subsidiary Guarantee for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of its Guarantor Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

          Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities or this Subsidiary Guarantee, shall affect the obligations of such Subsidiary Guarantor to make, or prevent such Subsidiary Guarantor from making, payment of the principal of or interest on the Securities pursuant to its Subsidiary Guarantee in accordance with the provisions hereof and thereof, except as otherwise provided in this Article XII.

          SECTION 12.9  Trustee to Effectuate Subordination.
                        -----------------------------------

          Each holder of a Subsidiary Guarantee, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XII and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 12.10  Trustee Not Fiduciary for Holders
                         of Guarantor Senior Indebtedness.
                         ---------------------------------

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to holders of a Subsidiary Guarantee or any Subsidiary Guarantor or any other person moneys or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

          SECTION 12.11  Notice By Subsidiary Guarantor.
                         ------------------------------

          The Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor that would prohibit the making of any pay-ment of moneys to or by the Trustee pursuant to this Article. Subject to the provisions of Sections 7.1 and 7.5 but notwithstanding any other provisions of this Indenture, the Trustee and any Paying Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, or the taking of any other action by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received written notice thereof from such Subsidiary Guarantor at least three Business Days prior to the making of any such payment, the Securityholders, the holders of any Guarantor Senior Indebtedness or the representative of any such holders.

          SECTION 12.12  Rights of Trustee.
                         -----------------

          The Trustee shall be entitled to all the rights set forth in this
Article XII with respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor by the time held by the Trustee, to the same extent as any other holder of Guarantor Senior Indebtedness.

          SECTION 12.13  Subsidiary Guarantor May Not
                         Impair Subordination.
                         ---------------------

          No right of any present or future holder of any Guarantor Senior Indebtedness of such Subsidiary Guarantor to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any noncompliance by such Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          SECTION 12.14  Rights of Paying Agent.
                         ----------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided that Sections 12.11 and 12.12 shall not apply to such Subsidiary Guarantor if it acts as Paying Agent.

                                                                       EXHIBIT C

                                   GUARANTEE
                                   ---------

          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article XI of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates. The Indebtedness evidenced by this Subsidiary Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness as defined in the Indenture, and this Subsidiary Guarantee is issued subject to such provisions. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose, provided that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

          This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

                                    [NAME OF GUARANTOR]


                                    By:______________________
                                      Name:
                                      Title:

                                                                       EXHIBIT D

                        FORM OF CERTIFICATE OF TRANSFER

Navistar International Corporation
455 North Cityfront Plaza Drive
Chicago, Illinois 60611

Attention:

[Name and Address of Registrar]

                  Re:  8% Senior Subordinated Notes due 2008

          Reference is hereby made to the Indenture, dated as of February 4, 1998 (the "Indenture"), between Navistar International Corporation (the "Issuer") and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ________________, (the "Transferor") owns and proposes to transfer the Security[s] specified in Annex A hereto in the principal amount of $___ in such Security[s] (the "Transfer"), to ________ (the "Transferee"), as further specified in Annex A hereto. In the event that Transferor holds Physical Securities, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Securities proposed to be Transferred. In connection with the Transfer, the Transferor hereby certifies that:

1.   [_]  CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE 144A GLOBAL SECURITY.
          ---------------------------------------------------------------------
The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Securities are being transferred to a Person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Security will be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

2.   [_]  CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE REGULATION S GLOBAL
          --------------------------------------------------------------------
SECURITY PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to
---------------------------------
and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby fur-ther certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Security will be subject to the restrictions on Transfer enumerated in the Securities Act Legend printed on the Regulation S Global Security and in the Indenture and the Securities Act.

3.   [_]  CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A RESTRICTED
          -------------------------------------------------------------------
PHYSICAL SECURITY PURSUANT TO RULE 144A OR REGULATION S.  One or more of the
-------------------------------------------------------
events specified in Section 2.6(a) of the Indenture have occurred and the Transfer is being effected in compliance with the transfer restrictions applicable to Securities bearing the Securities Act Legend and pursuant to and in accordance with the Securities Act, and accordingly the Transferor hereby further certifies that (check one):

     (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and the Transferor certifies to the effect set forth in paragraph 1 above; or

     (b) [_] such Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and the Transferor certifies to the effect set forth in paragraph 2 above.

4.   [_]  CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE UNRESTRICTED GLOBAL
          --------------------------------------------------------------------
SECURITY.  The Transfer is being effected pursuant to and in accordance with
--------
Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

5.   [_]  CHECK IF TRANSFEREE WILL TAKE AN INTEREST IN THE PHYSICAL SECURITY
          ------------------------------------------------------------------
THAT DOES NOT BEAR THE SECURITIES ACT LEGEND  One or more of the events
--------------------------------------------
specified in Section 2.6(a) of the Indenture have occurred and the Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer re-strictions contained in the Indenture, and the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Securities will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.


                                   _________________________________________
                                   [Insert Name of Transferor]

                                   By:______________________________________
                                      Name:_________________________________
                                      Title:________________________________

Dated:____________

                        FORM OF ANNEX A TO CERTIFICATE
                                  OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

          (a)  [_] Interest in the

               (i) [_]  144A Global Security (CUSIP _____), or
              (ii) [_]  Regulation S Global Security (CINS _____).

     (b)     [_] Physical Security.

     2.      That the Transferee will hold:

                                  [CHECK ONE]

          (a)      [_]  Interests in the:

              (i)  [_]  144A Global Security (CUSIP _____), or
             (ii)  [_]  Regulation S Global Security (CINS _____), or
            (iii)  [_]  Unrestricted Global Security (CUSIP _____); or

     (b)  [_]      Physical Securities that bear the Securities Act
                   Legend;

     (c)  [_]      Physical Securities that do not bear the
                   Securities Act Legend;

in accordance with the terms of the Indenture.

                                                                       EXHIBIT E

                        FORM OF CERTIFICATE OF EXCHANGE

Navistar International Corporation
455 North Cityfront Plaza Drive
Chicago, Illinois  60611


Attention:

[Name and Address of Registrar]

                   Re:  8% Senior Subordinated Notes due 2008

                            (CUSIP _______________)

          Reference is hereby made to the Indenture, dated as of February 4, 1998 (the "Indenture"), between Navistar International Corporation (the "Issuer") and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________, (the "Holder") owns and proposes to exchange the Security[s] specified herein, in the principal amount of $___ in such Security[s] (the "Exchange"). In the event Holder holds Physical Securities, this Certificate is accompanied by one or more certificates aggregating at least the principal amount of Securities proposed to be Exchanged. In connection with the Exchange, the Holder hereby certifies that:

1. EXCHANGE OF RESTRICTED PHYSICAL SECURITIES OR INTERESTS IN THE INITIAL GLOBAL SECURITY FOR PHYSICAL SECURITIES THAT DO NOT BEAR THE SECURITIES ACT LEGEND OR UNRESTRICTED GLOBAL SECURITIES

     (a)  [  ]  CHECK IF EXCHANGE IS FROM INITIAL GLOBAL SECURITIES TO THE
                ----------------------------------------------------------
UNRESTRICTED GLOBAL SECURITY.  In connection with the Exchange of the Holder's
----------------------------
Initial Global Security to the Unrestricted Global Security in an equal principal amount, the Holder hereby certifies (i) the Unrestricted Global Securities are being acquired for the Holder's own account without transfer,
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Initial Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act") and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

     (B)  [  ]  CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL SECURITIES TO AN
                --------------------------------------------------------------
INTEREST IN THE UNRESTRICTED GLOBAL SECURITY.  In connection with the Holder's
--------------------------------------------
Exchange of

Restricted Physical Securities for Interest in the Unrestricted Global Security,
(i) the Interest in the Unrestricted Global Security are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act and (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act.

     (C)  [  ]  CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL SECURITIES TO
                -----------------------------------------------------------
PHYSICAL SECURITIES THAT DO NOT BEAR THE SECURITIES ACT LEGEND.  In connection
--------------------------------------------------------------
with the Holder's Exchange of a Restricted Physical Security for Physical Securities that do not bear the Securities Act Legend, the Holder hereby certifies (i) the Physical Securities that do not bear the Securities Act Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) one or more of the events specified in Section 2.6(a) of the Indenture have occurred.

2.  [  ]  CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL SECURITIES TO INTERESTS
          ---------------------------------------------------------------------
IN AN INITIAL GLOBAL SECURITY.  In connection with the Exchange of the Holder's
-----------------------------
Restricted Physical Security for interests in the Initial Global Security in the [CHECK ONE] o 144A Global Security, o Regulation S Global Security, with an equal principal amount, (i) the interests in the Initial Global Security are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Physical Security and pursuant to and in accordance with the Securities Act. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Initial Global Security issued will be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Initial Global Securities and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.


                                   __________________________________________
                                   [Insert Name of Holder]

                                   By: ______________________________________
                                       Name:
                                       Title:

Dated:___________________

                                      E-2